Exhibit 10(e)-3

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

SECOND AMENDED AND RESTATED

PRIVATE LABEL CONSUMER CREDIT CARD PROGRAM AGREEMENT

This SECOND AMENDED AND RESTATED PRIVATE LABEL CONSUMER CREDIT CARD PROGRAM AGREEMENT is made as of July 23, 2007 by and between Ethan Allen Global, Inc., a Delaware corporation (“Ethan Allen Global”), and Ethan Allen Retail, Inc., a Delaware corporation (“Ethan Allen Retail”, and together with Ethan Allen Global, “Retailer”), each with its principal place of business at Ethan Allen Drive, Danbury, Connecticut 06813, and GE Money Bank with its principal place of business at 4246 South Riverboat Road, Suite 200, Salt Lake City, Utah 84123-2551 (“Bank”). Certain capitalized terms used in this Agreement are defined in the attached Appendix A.

WHEREAS, Bank has established a program to extend customized, open-end credit to qualified customers of Retailer and its Authorized Dealers for the purchase of goods and services for personal, family or household purposes pursuant to that certain Amended and Restated Consumer Credit Card Program Agreement between Bank, as successor to Monogram Credit Card Bank of Georgia, and Retailer, as successor to Ethan Allen Inc., dated as of February 22, 2000 (as amended from time to time, the “Original Agreement”);

WHEREAS, Retailer is engaged in the sale of furniture and related accessories and services at wholesale to its Dealers and at retail at its Retailer Store Locations; and

WHEREAS, the parties desire to amend and restate the Original Agreement on the terms set forth herein, to be effective as of the Effective Date.

NOW, THEREFORE, in consideration of the terms, conditions and mutual covenants contained herein, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Bank and Retailer agree as follows:

ARTICLE 1 - ESTABLISHMENT AND SCOPE OF THE PROGRAM

1.1        Bank and Retailer to Amend and Restate the Program. Pursuant to the terms and conditions of this Agreement, Bank and Retailer hereby amend and restate the terms and conditions of the credit card program established pursuant to the Original Agreement, effective as of the Effective Date, the purpose of which is to continue to make open-end credit available during the Term to qualified consumer customers of Ethan Allen Retail and qualified consumer customers of Authorized Dealers of Ethan Allen Global in order to permit such customers to finance purchases of goods and services within the Territory from Ethan Allen Retail in accordance with the terms of this Agreement and from Authorized Dealers in accordance with a Bank Dealer Agreement entered into between Authorized Dealer and Bank (collectively, the “Program”). The responsibilities of Bank and Retailer with respect to Dealers are set forth in Section 6.22 hereof.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

1.2	Scope of the Program.

(a)       During the Term, Retailer shall make the Program available to its customers, including processing Account applications and accepting Credit Cards in accordance with the Operating Procedures at all Retailer Store Locations and Bank will extend credit directly to Cardholders under the Program to finance purchases from Retailer.

(b)       The Program is intended to be used by Cardholders for purchases made primarily for personal, family or household use and Bank does not intend to extend credit under the Program for purchases made primarily for commercial and business purposes. Retailer acknowledges that Bank’s obligation to continue to extend credit under the Program is contingent on Retailer continuing to sell the type of goods and services generally similar to those sold by Retailer as of the Effective Date.

ARTICLE 2 - RESPONSIBILITIES UNDER THE PROGRAM

2.1        Bank’s Responsibilities. During the Term, Bank’s responsibilities in conducting the Program, subject to and in accordance with the terms of this Agreement, include the following:

(a)       Extend consumer credit to qualified customers of Retailer in accordance with this Agreement and the Cardholder Agreements.

(b)       Subject to the terms of Section 6.3, establish (and modify from time to time in its discretion) Cardholder finance charge rates and other fees and Account terms.

(c)       Develop, produce and deliver to Retailer at a central location, Bank’s credit applications and Cardholder Agreements and other standard Program materials.

(d)       Produce and distribute Credit Cards and Credit Card carriers in accordance with the design provided by Retailer to Bank prior to the date hereof or in accordance with a revised design provided by Retailer; provided, that if Retailer does not provide Bank at least 180 days prior written notice of such revised design, Retailer will reimburse Bank for Bank’s costs of any remaining Credit Card plastic and carriers with the old design to the extent that such plastic and carriers would have been consumed had Retailer provided Bank 180 days prior notice of the revised design; and, provided further, that if Retailer requests the re-issuance of any Credit Cards, Retailer will reimburse Bank for Bank’s out-of-pocket costs of plastic used in the production of such Credit Card re-issuance requested by Retailer and for all other out-of-pocket costs associated with any such re-issue.

(e)       Establish (and modify from time to time in its discretion) the credit criteria used to evaluate applications for Cardholder Agreements.

(f)        Assign (and modify from time to time in its discretion) credit lines, authorize charges, and service Accounts.

(g)       Prepare and mail periodic billing statements to Cardholders with Active Accounts.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(h)       Provide a dedicated toll-free number for Retailer and Authorized Dealer customer and store inquiries.

(i)        Receive and post payments, collect Accounts, and take all further actions Bank deems necessary or appropriate in connection with Account administration.

(j)        Perform its responsibilities under this Agreement and the Program in accordance with Applicable Laws, including ensuring that all Cardholder Agreements, billing statements and solicitations conducted by Bank, and all of Bank’s activities in originating and administering Accounts, comply with Applicable Laws.

(k)       In the event that, contrary to the intent of the parties, Cardholders contact Retailer with disputes, cooperate in the resolution of such disputes; respond within twenty (20) days to any dispute forwarded to Bank from Retailer, and forward to Retailer any information necessary for Retailer to investigate or resolve any dispute, subject to Applicable Laws preventing Bank from forwarding any such information.

(l)	Provide training to Retailer’s personnel at mutually agreeable times.

2.2        Retailer’s Responsibilities. During the Term, Retailer’s responsibilities in conducting the Program, subject to and in accordance with the terms of this Agreement, include the following:

(a)       In consultation with Bank, provide to Bank a design (which may be updated pursuant to Section 2.1(d)) meeting Bank’s specifications for use in producing Credit Cards (as well as for producing other Retailer-branded Program materials).

(b)       Accept Credit Cards for customer purchases from Retailer at Retailer Store Locations in accordance with and otherwise conduct its activities relating to the Program in compliance with the Operating Procedures. In the absence of a Credit Card (or in the case of Absentee Purchases), follow the procedures for “card not present” purchase transactions as provided for in the Operating Procedures.

(c)       Promote the Program and the use of Credit Cards to its customers, including by producing customized store signage and application holders, media advertising and through other promotional methods.

(d)       Train its personnel sufficiently so as to be able to properly fulfill Retailer’s responsibilities under the Program.

(e)       Transmit all Account applications to Bank electronically and otherwise process such applications in accordance with procedures reasonably determined by Bank.

(f)        Only submit Charge Transaction Data in respect of products or services reasonably related to the types of products or services offered for sale by Retailer at Retailer Store Locations (or as otherwise permitted hereunder) as of the Effective Date.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(g)       Perform its responsibilities under this Agreement and the Program in compliance with all Applicable Laws.

(h)       Only use documents and forms in connection with the Program that were provided to Retailer, or approved in writing, by Bank (and only the latest version of such documents supplied by Bank), and refrain from modifying any such approved documents or forms without Bank’s prior written consent.

(i)        Cooperate in the resolution of any Cardholder disputes; respond within twenty (20) days to any dispute forwarded to Retailer from Bank, and forward to Bank promptly after receipt by Retailer copies of any communication relating to an Account received from any person.

(j)        Maintain a policy for the exchange, return, and adjustment of products and services which is adequately communicated to customers and is in accordance with all Applicable Laws (in connection therewith Retailer represents and warrants that, as of the Effective Date, the return policy in effect is the same as that delivered by Retailer to Bank prior thereto); notify Bank in advance of (if practicable), but in any event within thirty (30) days after, any change in such return policy following the Effective Date; provide a credit to the applicable Account upon the exchange or return of a good or service financed on such Account (but do not credit an Account in any case where the purchased good or service was not originally financed on an Account); and include the resulting credit in the next transmission of Charge Transaction Data to Bank (but in no event more than forty-eight (48) hours after the credit was issued); not submit any charge slip that includes a Restocking Fee unless Retailer’s policy and practice of charging a Restocking Fee was disclosed to the Cardholder who made the Purchase with respect to which such Restocking Fee is being imposed and such disclosure was in compliance with Applicable Law.

(k)       Retain copies of all charge slips and credit slips for at least twenty-five (25) months (or such longer period as may be required by law); except as otherwise provided for herein in connection with disputes or chargebacks, provide copies of any of the foregoing to Bank within twenty (20) days after Bank’s request; and, if mutually agreed upon by the parties, produce and use charge slips and credit slips which are able to be captured and reproduced electronically via signature capture technology or other methods.

(l)        Cooperate with Bank to maintain connectivity to Bank’s systems for purposes of processing applications and sending Charge Transaction Data to Bank.

ARTICLE 3 - SETTLEMENT AND PAYMENT TERMS

3.1	Settlement Procedures.

(a)       Retailer will transmit Charge Transaction Data to Bank daily and otherwise in accordance with the Operating Procedures. If Charge Transaction Data is received by Bank’s processing center before 5:00 p.m. (central time) on any business day, Bank will process the Charge Transaction Data and initiate payment on or before the second business day thereafter. If the Charge Transaction Data is received after 5:00 p.m. (central time) on any business day, or at any time on a day other than a business day, Bank will process

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

the Charge Transaction Data and initiate payment on or before the third business day thereafter.

(b)       Provided no circumstance exists that would entitle Bank to give notice of termination of this Agreement, upon receipt, verification and processing of Charge Transaction Data by Bank during the Term, Bank will remit to Retailer in respect of such Charge Transaction Data an amount equal to the sum of the total charges identified in such Charge Transaction Data less the sum of (i) the total amount of any credits included in such Charge Transaction Data, (ii) the applicable Program Fees, and (iii) at Bank’s option, any other amounts then owed by Retailer to Bank (including, without limitation, amounts charged back to Retailer pursuant to Article 7). Bank shall not be obligated to fund any Charge Transaction Data submitted by Retailer more than one hundred eighty (180) days after the date Bank initially authorizes the purchase transaction unless and until Retailer obtains new authorization from Bank for such transaction. Bank shall promptly re-authorize the initial purchase transaction, up to the amount of the initial purchase transaction, so long as there is sufficient available open credit on the applicable Cardholder’s Account and such Cardholder’s Account is open and not in default.

(c)    The terms and conditions upon which Bank will settle with an Authorized Dealer for purchases reflected in charge transaction data (including with respect to program fees, chargebacks and other amounts owed by an Authorized Dealer) will be governed by the Bank Dealer Agreement between the Authorized Dealer and Bank.

3.2	Bank Payment Terms.

(a)       Bank will transfer funds payable to Retailer under this Agreement via Automated Clearing House (“ACH”) deposit to an account maintained in the name of Retailer pursuant to written instructions delivered to Bank by Retailer, which account may be changed upon thirty (30) days prior written notice from Retailer to Bank.

(b)       Notwithstanding any other provision of this Agreement, Bank will have the right to net, setoff or recoup any amounts due to it under this Agreement against any amounts owing to Retailer under this Agreement. Nothing in this Section or any other provision of this Agreement is intended to limit Bank’s common law rights of setoff and recoupment.

3.3        Retailer Payment Terms. Unless otherwise provided for elsewhere in this Agreement, any amounts payable by Retailer to Bank under this Agreement will be due when invoiced by Bank and shall be paid in immediately available funds within fifteen (15) days after receipt of such invoice. Unless the parties otherwise agree, Retailer will transfer funds payable to Bank under this Section 3.3 via wire transfer to a deposit account maintained in Bank’s name pursuant to written instructions delivered to Retailer by Bank. Neither the issuance of the Letter of Credit under Section 4.4 nor any drawing thereunder shall limit Bank’s rights under this Section 3.3.

3.4        Program Fees. Retailer shall pay to Bank the Program Fees applicable to each submission to Bank of Charge Transaction Data.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(a)	***
(b)	***
3.5	Program Fee Percentages.

(a)       The Program Fee Percentages available under the Program as of the Effective Date are set forth on Schedule 3.5. ***

(b)       If Bank and Retailer agree to offer any additional credit-based promotion not included on Schedule 3.5, Bank will establish in writing, with acknowledgment by Retailer, the Promotional Rate applicable to the calculation of the Program Fee payable by Retailer for qualifying purchases, as well as such other terms and conditions as the parties shall agree. Bank’s approval of any billing and credit terms for any promotion is not intended to be and will not be construed to be an approval of any materials used in advertising or soliciting participation in such promotions.

(c)       Any Charge Transaction Data that does not meet the coding requirements (i.e., transaction code or minimum purchase requirements) of any credit-based promotion will automatically default and be subject to the Base Rate; provided however, that if Bank honors any such incorrectly coded credit-based promotion, Retailer shall pay to Bank the incremental difference between the Program Fee at the Base Rate and the Program Fee applicable to the Promotional Rate honored by Bank.

3.6	Interest Rate Adjustor. ***

ARTICLE 4 - OTHER PROGRAM ECONOMICS

4.1	Signing Bonus; Promotional Fee. ***
(a)	***
(b)	***

4.2        Allocation of Program Expenses. Unless otherwise specifically provided in this Agreement, each party will be responsible for all costs and expenses incurred by it in connection with complying with its responsibilities under this Agreement.

4.3	Solicitation of Cardholders for Other Products.

(a)       Bank (or its designees) may, with notice to (but without the consent of) Retailer, solicit Cardholders for and offer to Cardholders (or arrange for a third party to solicit and/or provide) the following products and services offered by Bank or its affiliates: home

***CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE   SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

loan products, including mortgage programs and home equity line of credit programs, student loan programs, savings accounts, and GE Money MasterCard; provided, that Bank may not solicit any Cardholder for GE Money MasterCard until such Cardholder’s Account becomes Inactive. With the consent of Retailer (which consent shall not be unreasonably withheld), Bank (or its designee) may also solicit Cardholders for and offer to Cardholders (or arrange for a third party to solicit and/or provide) other financial or credit products and services offered by Bank or its affiliates, including Insurance Programs, Debt Cancellation Programs and Value-Added Programs and any other products and services that do not compete with the products or services produced or sold by Retailer. Bank may not use the Retailer Marks in any solicitation permitted pursuant to this Section 4.3(a) without the express written consent of Retailer. For purposes of this paragraph, “Inactive” shall mean an Account that has not had a debit or credit balance for the preceding thirty-six (36) months.

(b)       Bank will be entitled to retain for its account any proceeds generated from the provision of the goods and services referred to in Section 4.3(a).

4.4        Letter of Credit. At any time during any Letter of Credit Period, Bank may require that Retailer deliver an Eligible Letter of Credit to Bank in the amount requested by Bank, which amount shall not exceed *** (such requested amount being referred to herein as the “Letter of Credit Amount”); provided, that such Letter of Credit Amount may be increased from time to time pursuant to Section 6.21. If, at any time, an event shall occur which would cause any Letter of Credit previously delivered to Bank to cease to be an Eligible Letter of Credit, within ten (10) days of the earlier of (i) the date on which Retailer first learns of the occurrence of such event; or (ii) the date on which Retailer first receives notice thereof from Bank, Retailer shall cause a substitute Eligible Letter of Credit to be issued and delivered to Bank in a face amount equal to the Letter of Credit Amount. On or before forty-five (45) days prior to the expiration of each Letter of Credit provided to Bank, Retailer shall cause a substitute Eligible Letter of Credit to be issued and delivered to Bank in a face amount equal to the Letter of Credit Amount. The obligations under this Section 4.4 shall apply at all times until a day ninety (90) days after the expiration of the Agreement, at which time, Bank shall surrender any outstanding Letter of Credit to Retailer. The draw events for any Eligible Letter of Credit are set forth in the definition of “Eligible Letter of Credit” in Appendix I. Any amounts drawn under a Letter of Credit hereunder in excess of the Delivery Obligations then due to Bank shall be held by Bank in a non-interest bearing account on Bank’s books (the “Collateral Account”) and shall secure Retailer’s full and prompt payment of the Delivery Obligations then or thereafter owing. If Retailer fails to pay any Delivery Obligation when due, Bank may immediately, and without prior notice to Retailer, debit such unpaid amount from the amounts then remaining in the Collateral Account. Bank’s security interest in the Collateral Account shall be in addition to any right of setoff or recoupment that Bank may otherwise have under this Agreement or Applicable Law. If Retailer purchases or arranges for the purchase of all of the Accounts and related Indebtedness from Bank in accordance with Section 10.1 hereof, and if as of the date of such purchase, Retailer has paid all Delivery Obligations, Bank shall simultaneously pay to Retailer, an amount equal to the amount remaining in the Collateral Account on the date of such purchase. If Retailer does not purchase or arrange for the purchase of all of the Accounts and related

***CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE   SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Indebtedness in accordance with Section 10.2 hereof, and if as of the Final Liquidation Date, Retailer has paid all Delivery Obligations, Bank shall pay to Retailer an amount equal to the amounts remaining in the Collateral Account on the Final Liquidation Date.

ARTICLE 5 - PROMOTION OF THE PROGRAM

5.1        Annual Marketing Plans. During the Term, Bank and Retailer will work together in good faith to agree for each Program Year on a marketing plan to promote the Program and each party agrees to implement such marketing plan. Bank and Retailer may from time to time also mutually agree on additional specific marketing activities for the Program (and will not unreasonably withhold consent to any specific marketing plan proposed by the other party). Unless otherwise agreed to by Bank in writing, the costs of implementing each marketing plan (or for implementing any marketing or promotional initiatives developed by the parties outside of such plan) shall be paid for by Retailer.

5.2	Innovation Council; Innovation Fund.

(a)       The Relationship Managers and such equal number of other employees of each party as the parties shall mutually determine from time to time (the “Innovation Council”) shall be charged with developing innovation projects for the Program. Bank will establish (by creation of a record maintained by Bank) and administer an innovation fund (“Innovation Fund”) to fund the costs and expenses of implementing the agreed innovation projects developed by the Innovation Council.

(b)       During the Term and prior to either party issuing a notice of termination, Bank will allocate to the Innovation fund at the beginning of each Program Year ***. Except for the right to require Bank to make payments from such fund from time to time in accordance with Section 5.2(c) hereof, Retailer shall have no right, title or interest in or to the Innovation fund in or to any amounts which have been allocated thereto. Any amounts previously allocated to the Innovation Fund but not used by Bank as of (x) the end of any Program Year or (y) the date of any notice of termination hereunder or at any time thereafter, may be withdrawn and retained by Bank for its own account without obligation to account therefore to Retailer.

(c)       Except as set forth in Section 5.2(b), neither party shall have any obligation to allocate any money to the Innovation Fund. Neither party shall have any obligation to pay more for any such innovation project than the amount allocated at such time to the Innovation Fund; provided, that the parties may mutually agree to share or otherwise allocate the costs of implementing any innovation projects to the extent the cost of such innovation projects is expected to exceed the funds then available in the Innovation Fund.

5.3	Responsibility of Retailer to Promote the Program.
(a)	Without limiting Retailer’s obligations under any marketing plan,

***CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE   SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Retailer will support and promote the Program by, among other things:

(i)        encouraging the establishment and use of Accounts as the preferred method of payment for Retailer’s products and services; and

(ii)       providing and utilizing store signage, credit advertisements, promotional inserts, statement messages and other marketing materials promoting Program.

(b)       Retailer will not seek or obtain any special agreement or condition from, nor discriminate in any way against, Cardholders or any person with respect to the terms of any Account transaction. Retailer will not charge any credit surcharge, application, processing or other Program related fee to Cardholders.

ARTICLE 6 - OTHER AGREEMENTS

6.1	Ownership of Accounts; Credit Losses.

(a)       Bank is and will be the sole and exclusive owner of all Accounts and Account Documentation, and will be entitled to receive all payments made by Cardholders on Accounts. Bank shall be identified as the creditor and owner of the Accounts for all purposes, and Retailer shall not represent or imply otherwise. Retailer acknowledges that it has no right, title or interest in any Accounts or Account Documentation and will not, at any time, have any right to any proceeds or payments made under the Accounts unless Retailer subsequently purchases or otherwise acquires such Accounts from Bank. Retailer further acknowledges that neither the Cardholder Information nor any of the Account Documentation nor any of the information included in the Account Documentation will be deemed to be Confidential Information of Retailer for purposes of Section 13.1 hereof. Retailer authorizes and empowers Bank to sign and endorse Retailer’s name upon any checks, drafts, money orders or other forms of payment in respect of any Account that may have been issued by the Cardholder in Retailer’s name. This limited power of attorney conferred in this Section 6.1 is deemed a power coupled with an interest and will be irrevocable prior to the Final Liquidation Date.

(b)       Bank will bear all credit losses on Accounts (other than as permitted by Bank’s chargeback rights in Article 7 and other than credit losses incurred after the Accounts are purchased or otherwise acquired by Retailer or a third party).

6.2	Ownership and Use of Cardholder Information.

(a)       Retailer is the sole and exclusive owner of the Retailer Shopper Data. Nothing herein shall be deemed to limit Retailer’s right in or use of any such Retailer Shopper Data, regardless of whether some of the information contained in Retailer Shopper Data is also information contained in Cardholder Information or Account Documentation. To the extent, if any, that Bank is given access by or on behalf of Retailer to any Retailer Shopper Data, Bank acknowledges that Retailer Shopper Data will not be deemed to be Confidential Information of Bank for purposes of Section 13.1 hereof.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(b)       Bank is the sole and exclusive owner of all lists of Cardholders and applicants generated by the Program (including, without limitation, names, addresses, telephone numbers, e-mail addresses, dates of birth, social security and similar numbers, and account and similar access numbers) (the “Cardholder Information”). Nothing herein shall be deemed to limit Bank’s right in or use of any such Cardholder Information, regardless of whether some of the information contained in Cardholder Information is also information contained in Retailer Shopper Data. To the extent, if any, that Retailer is given access by or on behalf of Bank to any Cardholder Information, Retailer acknowledges that Cardholder Information will not be deemed to be Confidential Information of Retailer for purposes of Section 13.1 hereof.

6.3        Cardholder Terms. Bank may establish and modify the ordinary finance charge rates applicable to credit extended to Cardholders. Bank may also establish (and modify from time to time) all other terms upon which credit will be extended to Cardholders, including without limitation, repayment terms, default finance charges, late fees, returned check charges, and other ordinary fees and charges; provided, however, that to the extent Bank provides similarly structured private label credit card programs (with similar risk characteristics) to other third parties to finance consumer retail purchases from retailers that sell primarily furniture and related goods and services of similar quality, Bank shall apply finance charge rates and other fees and Account terms for the Program that are in all material respects consistent with finance charge rates and other fees and Account terms it applies to such other similarly structured private label credit card programs. Bank shall consult with Retailer prior to amending or modifying the finance charge rates and fees set forth on Schedule 6.3.

6.4        Credit Criteria. Bank shall establish in its discretion and may modify from time to time any or all of the credit criteria used in evaluating applicants under the Program (including, without limitation, the creditworthiness of individual applicants, the range of credit limits to be made available to individual Cardholders and whether to suspend or terminate the credit privileges of any Cardholder). Bank will consult with Retailer regarding any changes to the credit criteria used for the Program which, in Bank’s reasonable opinion, could reasonably be expected to have a material adverse affect on the Program.

6.5        Operating Procedures. Bank and Retailer acknowledge that, under the Original Agreement, Bank has developed and provided to Retailer operating procedures (the “Operating Procedures”) governing the flow of application information and Charge Transaction Data, the logistics and specific procedures involved in the establishment and maintenance of Accounts under the Program and settlement procedures for charges submitted by Retailer to Bank. Such Operating Procedures will continue to govern such issues and procedures under the Program, and Bank may amend them from time to time upon reasonable notice to Retailer. The Operating Procedures will include any supplemental procedures developed or required from time to time by Bank (or by Bank and Retailer, as the case may be) in connection with Retailer’s request to provide for purchases or accept applications through the Retailer Website, by mail or by telephone. Bank and Retailer acknowledge that Bank has the right to provide Retailer the Operating Procedures and Bank represents and warrants that Retailer’s use of the Operating Procedures shall not infringe upon or violate any third party’s intellectual property rights.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

6.6        Credit Review Point. Bank shall provide a credit allocation for the Program in the amount of the Credit Review Point. Bank will not be obligated to make any extension of credit under the Program if, after such extension, the aggregate Indebtedness for all Accounts would exceed the Credit Review Point then in effect. Bank shall also have no obligation to extend further credit under the Program at any time after the occurrence of any event that would allow Bank to give notice of termination hereunder. If at any time the aggregate Indebtedness with respect to all Accounts equals or exceeds ninety percent (90%) of the Credit Review Point then in effect, then within sixty (60) days thereafter, Bank will select one of the following options and give Retailer written notice of its selection:

(a)       Bank may increase the Credit Review Point to an amount that will accommodate the then outstanding Indebtedness, and anticipated growth in such Indebtedness (as applicable), based on Bank’s good faith projections. If Bank selects this option, then Bank’s written notice to Retailer will include the amount of the increased Credit Review Point.

(b)       Bank may elect not to increase the Credit Review Point, in which case, Retailer will be entitled to terminate this Agreement in accordance with the provisions of Section 9.2(j).

6.7	Retailer Financial Reports.

(a)       If at any time during the Term Retailer’s parent, Ethan Allen Interiors Inc., is not obligated to, or for any other reason does not, file periodic financial reports with the Securities and Exchange Commission pursuant to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, Retailer will:

(i)        As soon as practicable but in any event not more than ninety (90) days after the end of each fiscal year, deliver to Bank its audited annual financial statements, including its audited consolidated balance sheet, income statement and statement of cash flows.

(ii)       As soon as practicable but in any event not more than forty-five (45) days after the end of each fiscal quarter, deliver to Bank its unaudited quarterly financial statements, including its unaudited consolidated balance sheet, income statement and statement of cash flows, accompanied by a certificate from Ethan Allen Interiors Inc.’s chief financial officer, substantially in the form attached hereto as Exhibit B, that such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the consolidated financial position of Retailer as of the end of such fiscal quarter and the results of its operations, subject to normal year end audit adjustments.

(b)       Retailer will notify Bank in writing of any change in the S&P Debt Rating within ten (10) business days after the occurrence thereof.

(c)       Within ten (10) days after the end of the first and third fiscal quarters in each fiscal year of Retailer, Retailer will cause to be duly executed and delivered to Bank a certificate substantially in the form of Exhibit C hereto.

6.8        Access. Retailer will permit Bank’s representatives to visit Retailer Store Locations during normal business hours with reasonable advance notice. Retailer will also

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

permit Bank to review and obtain copies of all of the books and records of Retailer, consistent with and subject to any Applicable Laws that Retailer must comply with, relating to the Program and authorizes Bank to monitor the administration and promotion of the Program through mystery shopping and by other reasonable means.

6.9	Inserts and Billing Messages.

(a)       For each billing statement sent to Cardholders during a billing cycle during the Term, Bank will make available to Retailer a space for two (2) customized messages on the billing statement and Bank will include as many Retailer inserts into each billing statement as possible (but in no event more than four (4) without causing the weight of the billing statement package to exceed one ounce; provided that if Bank is required by law to send a notice in such month (or if Bank reasonably believes a notice is necessary or desirable to protect Bank’s interest in the Accounts), then such notice shall take priority over any proposed insert or statement message as applicable. If Retailer wishes Bank to include Retailer’s inserts in any billing statements in which the inclusion of such inserts will cause the postage on such billing statements to exceed one ounce, then Retailer will provide at least five (5) days prior notice to Bank to enable Bank to adjust its process and Retailer will pay the overweight postage charges resulting therefrom. The foregoing notwithstanding, Bank is not required to include any Retailer statement messages or billing inserts unless Bank receives such statement messages or copies of the billing inserts as and when agreed to by the parties in writing. Retailer will provide copies of all billing inserts to Bank at its own cost.

(b)       The form of customized messages and all billing inserts will comply with Bank’s specifications as provided to Retailer from time to time, and Bank shall have the right to reject any message or billing statement that Bank reasonably believes is detrimental to the image of the Bank or the Program. For the avoidance of doubt, for purposes of Retailer’s rights under this Section, only billing inserts and statement messages regarding the Program, or goods and services available for purchase from Retailer under the Program, shall qualify for inclusion in Cardholder billing statements.

6.10	Extended Warranties.

(a)       Retailer shall not permit the sale of any gift certificates, gift cards or stored value cards (collectively referred to herein as the “Value Cards”) (or the reloading of any such card) charged to Accounts at any time between the date that is the thirtieth (30th) consecutive day after the S&P Debt Rating has been at or below BB and the date that is the thirtieth (30th) consecutive day after the S&P Debt Rating has been at or above BB+. All purchases of Value Cards financed on Accounts must be subject to the Base Rate. Retailer shall not permit the remaining value of any Value Cards to be redeemed for cash unless Retailer provides advance written notice to Bank of such cash redemption policy. Within thirty (30) days after receiving such notice, Bank may elect, upon written notice to Retailer, to terminate Retailer’s ability to permit the sale of Value Cards to be charged to Accounts. Retailer shall not permit Value Cards to be used for payment on the Accounts. Except for the extended warranty plan provided by Guardsman, a division of The Valspar Corporation, as such plan exists on the date hereof, Retailer shall not permit the sale of any extended warranties or service contracts to be charged to Accounts unless (i) Retailer’s obligations

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

thereunder are fully underwritten or guaranteed by one or more companies which may not be an affiliate of Retailer and which are otherwise reasonably acceptable to Bank; and (ii) Bank shall have previously approved the financing of such items in writing (which approval may be withheld in Bank’s sole discretion).

(b)       Bank’s consent to the foregoing warranty or service contract program is subject to ongoing review by Bank and may be withdrawn if Bank determines at any time, in its sole discretion, that the underwriter’s financial condition or the terms and conditions of such warranties or contracts create or may create a financial risk of loss to Bank. Bank shall have the right to review periodically any such warranty or service contract program or provider to assess its financial condition (and Retailer shall reasonably cooperate with such audits as appropriate). Notwithstanding the foregoing to the contrary, extended warranties provided by Bank or an affiliate of Bank may be charged to Accounts. Retailer shall be responsible for ensuring that any Value Cards and, even where approved by Bank, any extended warranties or service contracts, fully comply with all Applicable Laws. Nothing in this Section 6.10 shall restrict Retailer from selling products subject to normal manufacturer’s warranties as long as no additional seller’s warranties are provided. In addition to Bank’s chargeback rights hereunder and Retailer’s indemnification obligations under Section 12.1, Retailer shall indemnify Bank for any loss (including the costs of attorney’s fees and disbursements) relating to any claim or claims for failure of Retailer or of a third party with or through which Retailer has contracted, if any, to provide the warranty or service offered or sold by or through Retailer, even if such warranty or services were approved by Bank.

6.11      Third Party Participation. As of the date of this Agreement, Retailer represents and warrants that no affiliate of Retailer is engaged in the business of selling goods or services to retail consumers other than those affiliates, if any, whose existence and retail consumer sales activities have been disclosed to Bank prior to the date hereof. Retailer shall not after the Effective Date permit any affiliate to charge any purchase to an Account or to submit any Charge Transaction Data to Bank without (i) the prior written consent of Bank; (ii) such affiliate having entered into a written agreement with Bank to be a “Retailer” hereunder (on such modified terms and conditions as Bank may require); and (iii) such affiliate having executed or authorized the filing of such additional documents (including but not limited to UCC financing statements) as Bank may require. Retailer has not and will not permit any licensee, subtenant or third party operating in or from a Retailer Store Location to accept Credit Cards for purchases by Cardholders without first obtaining Bank’s prior written approval.

6.12	Sales Taxes and Related Record Retention.

(a)       Retailer will pay when due any sales taxes relating to the sale of goods or services financed on Accounts and provide to Bank, upon request, a record of all sales taxes paid, identified by Account number and/or other information required by Retailer to identify Accounts, and sign forms and provide other information reasonably requested by Bank to recover any sales tax charged to any Account which has been written off by Bank. Bank shall reimburse Retailer for all reasonable expenses incurred by Retailer for copying, mailing or transmitting such documentation or data at the direction of Bank as contemplated by this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(b)       Retailer will retain a record of each purchase included in any Charge Transaction Data submitted to Bank under the Program for at least four (4) years from the date of each purchase (which record may be maintained in electronic format, but must show the Account number, amount of sales, use or excise tax included in each such purchase and the street address of the Retailer Store Location where each such purchase was made (or a store number or other information from which the street address of the location of the sale can be readily ascertained). Retailer will provide such information to Bank within twenty (20) days after Bank’s request.

6.13      Use of Names and Marks. Retailer hereby grants Bank a nonexclusive, royalty-free, license within the Territory to use the Retailer Marks that are listed on Schedule 6.13 hereto, as such Retailer Marks may be revised, updated, substituted or replaced by Retailer from time to time, in connection with the establishment, administration and operation of the Program and the ownership and liquidation of the Accounts (including, without limitation, the exercise by Bank of all of its rights under this Agreement and under Applicable Law, and the fulfillment of all of Bank’s obligations under this Agreement and under Applicable Law). Without the prior written consent of Bank, Retailer may not use Bank’s (or any affiliate thereof) names or any related marks, logos or similar proprietary designations; provided, that Retailer may use Bank’s business name, in the nominative sense, in connection with any credit disclosure verbiage included in any advertising of the Program (or any credit-based promotion offered thereunder) by Retailer.

6.14      Intellectual Property. All technology, software, or other material developed, invented, created or authored by either party in connection with the Program shall belong solely and exclusively to the developing party, including all intellectual property rights relating thereto.

6.15      Securitization. Bank and its affiliates may securitize, participate or otherwise convey or transfer an interest in, or pledge or create a lien in respect of, any or all of the Accounts and/or Indebtedness at any time during the Term; provided, that no such action will adversely effect any of the rights of Retailer to purchase the Accounts and Indebtedness in accordance with the terms of this Agreement. Retailer agrees to cooperate with Bank and its affiliates and use commercially reasonable efforts (without being required to incur any material out-of-pocket costs) to assist Bank and its affiliates in connection with any such matter.

6.16	Grant of Security Interest/Precautionary Filing.

(a)       Both (i) against the possibility that it is determined that Article 9 of the UCC applies or may apply to the transactions contemplated hereby, and (ii) to secure payment of and performance by Retailer of any and all indebtedness, liabilities or obligations, now existing or hereafter arising pursuant to this Agreement, including indebtedness, liabilities and obligations that may be deemed to exist in the event of the applicability of Article 9 of the UCC to, and any recharacterization of, any transactions contemplated hereby, Retailer grants to Bank a security interest in all of Retailer’s right, title and interest, if any, now existing or hereafter arising in all (i) Accounts, Account Documentation and Indebtedness, (ii) all deposits, credit balances and reserves on Bank’s books relating to any such Accounts (including the Innovation Fund and Collateral Account), (iii) all goods financed on Accounts and returned to

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Retailer by Cardholders for which Retailer has not repaid Bank, and (iv) all proceeds of any of the foregoing.

(b)       Retailer represents and warrants that it has not and will not grant any security interest to, or authorize the filing of any financing statement in favor of, any person that would attach to or cover any of the property described in clauses (i) through (iv) of the preceding subsection (a) if, contrary to the intent of the parties to this Agreement, Retailer was determined to have any rights therein.

(c)       Retailer agrees to, and will use reasonable efforts to cause its current and former Authorized Dealers to, cooperate fully with Bank, as Bank may reasonably request, in order to give effect to the security interests granted by this Section 6.16. Retailer hereby authorizes Bank to file such UCC-l (or, in the event of a change in Applicable Laws, comparable statements) as Bank deems necessary or appropriate to perfect such security interests. The UCC-1 Bank will file upon execution of this Agreement is attached hereto as Exhibit D. Retailer represents and warrants that as of the date hereof the following are the true and correct corporate names and states of organization of the entities defined collectively herein as “Retailer”: (i) Ethan Allen Global, Inc., incorporated in the State of Delaware; and (ii) Ethan Allen Retail, Inc., incorporated in the State of Delaware. Retailer agrees to provide Bank with thirty (30) days’ prior written notice of any change in any of the foregoing corporate name, or any state of incorporation.

(d)       Unless Bank shall have otherwise consented in writing, Retailer shall not create, assume or suffer to exist any lien on any of its right, title or interest under this Agreement or in the proceeds thereof.

6.17      In-Store Payments. Retailer shall not accept any payment on an Account. Retailer will make available to Cardholders at all Retailer Store Locations (and at such other locations or venues at or through which Cardholders may seek information about the Program) the address to be used for making payments on Accounts directly to Bank. If notwithstanding the foregoing, Retailer inadvertently receives any payment on an Account, Retailer agrees that it will receive and hold such payment in trust for Bank and will promptly (but not later than three (3) business days after receipt thereof) deliver such payment to Bank in the form received together with such endorsements or other documents of assignment as may be necessary to permit Bank to receive the benefit thereof to the same extent as if payment had been made directly to Bank.

6.18      Relationship Managers. Bank and Retailer shall each designate one employee (with sufficient authority to facilitate decision-making on behalf of Bank and Retailer, respectively, and with sufficient knowledge and experience to effectively and efficiently manage the relationship contemplated hereby) who shall be charged with day-to-day administrative responsibility for the Program (each, a “Relationship Manager”) during the Term, and who shall make available a sufficient amount of his or her working time, attention, skill, and efforts necessary to furthering the interests of the Program. Either party may replace its Relationship Manager at any time upon notice to the other party, so long as the replacement Relationship Manager meets the foregoing qualifications. The Relationship Manager who is assigned and may be changed by Bank from time to time and may also serve in such capacity for such other

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Bank or Bank affiliate programs as Bank or Bank affiliate may direct during the Term, however Retailer shall remain the primary client of the Relationship Manager with a minimum of sixty percent (60%) of the Relationship Manager’s time allocated to the Program. The Relationship Manager shall work with Dealer Store Locations and Retailer Store Locations with the goal of improving all aspects of the Program for their respective stores in accordance with the current marketing plan. If the Relationship Manager changes, Bank will use commercially reasonable efforts to provide at least forty-five (45) days of training to the new Relationship Manager before he or she assumes sole responsibility for that position.

6.19      Periodic Program Reports. Following the end of each calendar month during the Term, Bank will prepare and send to Retailer a report containing information about the Program during such period. The specific form and content of such report shall be determined by Bank and Retailer, subject to Bank’s available internal customer reporting capabilities as in effect on the Effective Date (as the same may be amended from time to time), but in any event shall include (i) applicant and Cardholder demographics for such period, (ii) information pertaining to sales volume charged to Accounts for such period, (iii) application approval rate information for such period, (iv) a summary of other pertinent statistical data pertaining to the Program for such period, and (v) open-to-buy reports as requested by Retailer from time to time.

6.20      POS Units. With respect to POS Units supplied to Retailer by Bank or an affiliate of Bank, Retailer agrees to (i) maintain the POS Units in good working order, (ii) return such equipment at Bank’s request to such location as Bank may specify all at Retailer’s expense, and in substantially the same condition as when first delivered by Bank or its affiliate to Retailer, ordinary wear and tear excepted. Retailer acknowledges that (x) it has no ownership interest in any POS Unit, and (y) each POS Unit is provided “AS IS”, without warranty of any kind, except that Bank will promptly repair or replace any POS Unit that does not function according to its accompanying specifications when used as intended and in accordance with the specifications (and assuming no abuse of Retailer).

6.21	Drop-Ship Purchases. ***
6.22	Responsibilities with Respect to Dealers.

Without derogating from the rights and responsibilities of Bank and Retailer with respect to the Program as provided for herein, the following terms and conditions shall apply to Bank and Retailer with respect to the application of the Program to Dealers.

(a)       During the Term, Bank’s responsibilities in conducting the Program include the following:

(i)        Extend consumer credit to qualified customers of Authorized Dealers in accordance with this Agreement, the Bank Dealer Agreements and the Cardholder Agreements.

***CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE   SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(ii)       Provide, or cause its affiliate to provide, Authorized Dealers with POS Units or another process for the transmission of charge transaction data and applications to Bank.

(iii)      Provide Authorized Dealers with the documents and forms to be used in connection with the Program.

(iv)      Provide training to personnel of Authorized Dealers at times that are mutually agreed to by Bank and applicable Authorized Dealers.

(v)       Comply with the service level performance commitments contained in Schedule 9.2(m).

(b)       During the Term, Retailer’s responsibilities in conducting the Program include the following:

(i)        Promote the Program to Dealers and encourage Dealers to participate in the Program.

(ii)       Encourage Authorized Dealers to promote the establishment and use of Accounts as the preferred method of payment for purchases of products and services from Authorized Dealer.

(c)       Bank and Retailer acknowledge that each Dealer may elect, in its discretion, to execute or refrain from executing a Bank Dealer Agreement. Neither Bank nor Retailer shall advise any Dealer to the contrary. Execution of a Bank Dealer Agreement is a prerequisite to a Dealer’s participation in the Program. As Dealers agree to participate in the Program and to execute Bank Dealer Agreements, Bank will provide Retailer with, and periodically update, a listing of all such Authorized Dealers. All terms and conditions applicable to Authorized Dealers’ participation in the Program shall be governed by the Bank Dealer Agreements. Notwithstanding anything to the contrary in this Agreement, Bank, in its discretion, shall have the right to reject any proposed Authorized Dealer or to terminate any Authorized Dealer’s participation in the Program to the extent provided for in the applicable Bank Dealer Agreement.

(d)       Bank shall provide Authorized Dealers with notice of (i) any adjustments to any percentage used in calculating fees payable by Authorized Dealers to Bank with respect to any purchase financed on an Account; (ii) any decision to discontinue a credit-based promotion; (iii) any agreement by Bank and Retailer to offer a credit-based promotion not included on Schedule 3.5, as well as such other terms and conditions as Bank and Retailer agree shall apply to such credit-based promotion; and (iv) any amendment to the Operating Procedures. Unless otherwise agreed to by Bank and Retailer, all percentages used in calculating fees applicable to each submission of charge transaction data by Authorized Dealers pursuant to the terms and conditions of the Bank Dealer Agreements shall be the same as are applicable to Retailer under this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(e)       Bank will bear all credit losses on Accounts other than as provided in Section 6.1(b) hereof and as permitted by Bank’s chargeback rights under the Bank Dealer Agreements.

(f)        Retailer shall notify Bank within three (3) business days of all instances where (i) Retailer ceases accepting orders for goods and/or services from any Authorized Dealer, or (ii) the relationship between Retailer and an Authorized Dealer is terminated, in which event Bank shall promptly give written notice of termination consistent with the terms of the Bank Dealer Agreement with such Authorized Dealer and will thereafter discontinue such Authorized Dealer’s participation in the Program.

(g)       Retailer shall provide such assistance as is reasonably requested by Bank relating to, in connection with or arising out of any dealings with any current or former Authorized Dealer, and cooperate with Bank in connection with any such matters. In determining assistance Retailer may be reasonably expected to provide, Bank acknowledges that current and former Authorized Dealers are not under Retailer’s corporate control and that Retailer may or may not have any contractual right to insist that current and former Authorized Dealers take or refrain from taking any particular action that Bank may request.

(h)       In the event that (i) a current or former Authorized Dealer which (A) is bankrupt or no longer engaged in business as the same form of entity, (B) has received a Special Order Deposit on an Account, and (C) did not deliver to the Cardholder the Special Order Goods purchased in connection with such Special Order Deposit, and (ii) Bank has been unable to successfully chargeback to such Authorized Dealer the amount of such Special Order Deposit, then Retailer shall make commercially reasonable and good faith efforts to provide such Special Order Goods (and, if so provided, may submit a charge slip to Bank for the amount of the purchase less the amount of such Special Order Deposit). If Retailer does not make commercially reasonable and good faith efforts to deliver such Special Order Goods to the Cardholder, Retailer will pay Bank the amount of such Special Order Deposit immediately upon Bank’s demand if the Cardholder refuses to pay such amount to Bank. Retailer shall cooperate with Bank in Bank’s efforts with resolving Cardholder disputes with current and former Authorized Dealers arising out of bona fide claims of dissatisfaction with the Special Order Goods purchased from such current and former Authorized Dealers.

(i)        Bank shall not make or agree to make any changes to any Bank Dealer Agreement that are more favorable than the terms of this Agreement.

ARTICLE 7 - CHARGEBACKS

7.1        Chargeback Rights. Bank will have the right to chargeback to Retailer any Indebtedness related to Charge Transaction Data submitted by Retailer if, with respect to the corresponding charge or credit or the related Charge Transaction Data or the underlying transaction:

(a)       The Cardholder disputes a charge and Retailer cannot provide Bank with the applicable charge slip that resolves the dispute within twenty (20) days after Bank’s request;

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(b)       The Cardholder or any person in whose name an Account was opened disputes the existence of an Account and Retailer has not provided Bank with an executed application that resolves the dispute;

(c)       The Cardholder disputes the amount of an Account and/or refuses to pay alleging dissatisfaction with products or services received, a breach of any warranty or representation by Retailer in connection with the transaction, or an offset or counterclaim based on an act or omission of Retailer, provided that any such dispute(s) constitutes a bona fide claim presented by a Cardholder in good faith in the reasonable opinion of Bank;

(d)       Retailer failed to comply with any Operating Procedure(s) with respect to any charge, credit, or Account, or Bank determines that any charge, credit or Account was subject to any acts of fraud performed by or in collusion with Retailer’s employees, contractors or agents;

(e)    Retailer fails to deliver Special Order Goods purchased at Retailer Store Locations;

(f)        Retailer fails to deliver Special Order Goods purchased in connection with Special Order Deposits at current or former Dealer Store Locations as provided in Section 6.22(h);

(g)       Retailer fails to deliver or cause the delivery of any products purchased in connection with a Drop-Ship Purchase;

(h)       The Cardholder disputes the amount or existence of, or otherwise refuses to pay, all or any portion of the Indebtedness resulting from a Card-Not-Present Purchase;

(i)        Bank determines that any warranty made by Retailer pursuant to Section 11.2 was false or inaccurate in any respect when made; or

(j)        The Cardholder refuses to pay any amount which represents a Restocking Fee.

If the full amount or any portion of any charge is charged back, Bank will assign, without recourse, all rights to payment for the amount charged back to Retailer upon the request of Retailer.

ARTICLE 8 - EXCLUSIVITY

8.1        Exclusivity. Retailer will not (and will cause its affiliates not to) (a) directly or indirectly, accept for payment, promote, sponsor, solicit, permit solicitation of, or make available to retail consumer customers of Retailer or any of its affiliates or Dealers or otherwise provide, any consumer credit, charge or online payment program, plan or vehicle in the Territory, whether or not it bears, uses or refers to any trade names of Retailer, or that in any way competes with the Program, other than (i) any program offered by Bank or an affiliate of Bank, (ii) any generally accepted multi-purpose credit or charge cards or by generally accepted multi-purpose debit or secured cards in each case, such as American Express, MasterCard, Visa and Discover cards

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(provided that none of the cards referred to in this clause (ii) may be “co-branded,” “sponsored” or “co-sponsored” with Retailer or bear Retailer’s name or marks), or (iii) a Second Source Program, or (b) promote any other charge or credit payment vehicle in the Territory not otherwise prohibited hereby (e.g. any cards referenced in clause (a)(ii) above) more favorably than Accounts and Credit Cards as a method for the payment of Retailer’s goods and services.

8.2	Right of First Refusal.

(a)       Retailer will not (and will cause its affiliates not to) directly or indirectly accept for payment, promote, sponsor, solicit, permit solicitation of, or make available to customers of Retailer or its Dealers any retail consumer credit financing program or financial product or service in the Territory or enter into any agreement to outsource to a third party any such program or product or service in the Territory, without entering into good faith discussions for at least sixty (60) days with Bank for Bank to provide such program or product or service. If after such discussions, Bank and Retailer have not reached agreement, Retailer will have the right, during the next twelve (12) month period, to enter into negotiations with third parties regarding the provision of such program or product or service. If Retailer does not enter into a final, written agreement regarding the provision of such program or product or service with a thirty party within such twelve (12) month period, Retailer shall be obligated to enter into good faith discussions with Bank, in accordance with this Section 8.2(a), prior to entering into any agreement regarding the provision of such program or product or service.

(b)       In the event that after the Effective Date Retailer or any of its affiliates, directly or indirectly, acquires (i) all or substantially all of the assets of a New Retailer, (ii) more than 50% of the outstanding voting securities of a New Retailer or (iii) the power to direct or cause the direction of any New Retailer’s management or policies, whether through the ownership of securities, control of its board of directors, contract or otherwise (each, an “Acquired New Retailer”), then, unless Bank otherwise indicates in writing, Retailer shall cause such Acquired New Retailer to not (and will cause its affiliates not to) directly or indirectly accept for payment, promote, sponsor, solicit, permit solicitation of, or make available any financing program or financial product or service in the Territory to customers of such Acquired New Retailer or enter into any agreement to outsource to a third party any such product or service in the Territory to customers of such Acquired New Retailer, without entering into good faith discussions for at least sixty (60) days with Bank for Bank to provide such product or service, provided that such obligations shall be subject to the terms and conditions of any agreement to which an Acquired New Retailer is party as of the date it is acquired by Retailer. If after such discussions, Bank and Retailer have not reached agreement, Retailer will have the right, during the next twelve (12) month period, to enter into negotiations with third parties regarding the provision of such product or service. If Retailer does not enter into a final, written agreement regarding the provision of such product or service with a thirty party within such twelve (12) month period, Retailer shall be obligated to enter into good faith discussions with Bank, in accordance with this Section 8.2(b), prior to entering into any agreement regarding the provision of such product or service.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

ARTICLE 9 - TERM/TERMINATION

9.1        Program Term. This Agreement shall continue until the fifth (5th) anniversary of the Effective Date and shall automatically renew for additional one (1) year terms (each such period, a “Term”), unless either party shall give written notice to the other party at least six (6) months prior to the end of the scheduled expiration of such Term of its intention to terminate the Program; provided, that if Bank has not provided Retailer with notice of this automatic renewal provision at least seven (7) months prior to the end of the scheduled expiration of such Term, then Retailer shall have thirty (30) days after the date of such notice to provide Bank notice of its intention to terminate the Program. If no notice of this automatic renewal provision is provided by Bank to Retailer prior to the date that is thirty (30) days prior to the end of the Term, then this Agreement shall expire at the end of the Term unless the parties shall otherwise mutually agree.

9.2        Termination of Agreement. Notwithstanding anything in Section 9.1 to the contrary, this Agreement may be terminated prior to the end of any Term as provided below:

(a)       If a party breaches any covenant or agreement contained in this Agreement (i) which does not involve the payment of money to the other party hereto and such breach continues for a period of thirty (30) days after the non-breaching party has given written notice of the breach, or (ii) which involves the payment of money to the other party hereto and such breach continues for a period of fifteen (15) days after the non-breaching party has given written notice of the breach, then, in either case, the non-breaching party shall have the right to terminate this Agreement. The foregoing clause (ii) notwithstanding, the failure of a party to make a payment due hereunder shall not give rise to a termination right in the other party if the amount which such party has failed to pay is less than $25,000 and such party, acting in good faith, has delivered a written notice to the other party contesting its obligation to make such payment. In any case, to be effective, a termination notice must be delivered within sixty (60) days after the expiration of the applicable notice periods. This Agreement will terminate one hundred and twenty (120) days after delivery of such notice of termination.

(b)       If any representation or warranty made by a party proves not to have been true and correct in all material respects as of the date when made, then the other party shall have the right to terminate this Agreement. In order to be effective, the notice of termination must be delivered within sixty (60) days after the date such other party first becomes aware that such representation or warranty is not true and correct. This Agreement will terminate one hundred and twenty (120) days after delivery of such notice of termination.

(c)       If a party (i) is no longer Solvent; (ii) generally does not pay its debts as such debts become due, or admits in writing its inability to pay its debts generally; (iii) makes a general assignment for the benefit of its creditors, (iv) has any proceeding instituted by or against it seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; or (v) takes any corporate action to authorize any of the actions set forth above in (i) through (iv) above, then the other party shall have the right to terminate this Agreement. In order to be effective, the notice of

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

termination must be delivered within one hundred and eighty (180) days after such other party becomes aware of the occurrence of such event; provided, that in the case of an occurrence under clause (iv), this Agreement shall terminate automatically unless the parties shall mutually agree in writing to continue the Program. In any case in which notice is required for termination, this Agreement will terminate upon delivery of such notice.

(d)       If, with respect to Retailer, any of the following events occur, then Bank shall have the right to terminate this Agreement: (i) any person or group of persons acquires, after the date of this Agreement, beneficial ownership of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of Retailer entitled to vote generally in the election of directors; (ii) the stockholders of Retailer approve a reorganization, merger or consolidation (each a “Reorganization”), in each case through which the persons who were the respective beneficial owners of the voting securities of Retailer immediately prior to such Reorganization do not beneficially own, following such Reorganization, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation, as a result of such Reorganization; or (iii) all or substantially all of the assets or property of Retailer are sold or otherwise disposed of in one transaction or a series of related transactions; provided, that Bank shall not have the right to terminate this Agreement if all or substantially all of the assets or property of Retailer are sold or otherwise disposed of in one transaction or a series of related transactions to an Affiliate of Retailer (i) that has a credit strength that in Bank’s reasonable judgment is as good or better than Retailer and (ii) that has entered into an agreement reasonably acceptable to Bank pursuant to which such Affiliate of Retailer has assumed the obligations of Retailer under this Agreement. In order to be effective, the notice of termination must be delivered within one hundred and eighty (180) days after Bank becomes aware of the occurrence of such event. This Agreement will terminate one hundred and twenty (120) days after delivery of such notice of termination.

(e)       If Retailer is in default under any loan agreement, indenture or other instrument relating to any indebtedness for borrowed money in an amount greater than *** and any person has accelerated such indebtedness, then Bank shall have the right to terminate this Agreement. In order to be effective, the notice of termination must be delivered within sixty (60) days after Bank becomes aware of the occurrence of such event. This Agreement will terminate sixty (60) days after delivery of such notice, unless the accelerated indebtedness is paid in full prior to the end of such sixty (60) day period.

(f)        If a material adverse change has occurred in the operations, financial condition, business or prospects of Retailer, which Bank has determined, in good faith, has had, or is reasonably likely to have, a material adverse effect on the ongoing operation or continued viability of the Program, then Bank shall have the right to terminate this Agreement. In order to be effective, the notice of termination must be delivered within sixty (60) days after the terminating party makes such determination. This Agreement will terminate sixty (60) days after delivery of such notice of termination.

***CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE   SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(g)       Bank shall have the right to terminate the Agreement upon written notice if (i) usury rates for the State of Utah (or any other State in which the Bank may choose to locate) change, laws regulating Bank’s rate or fee structure change, or federal or state laws, regulations or other authority preempt the exportation of Bank’s rate or fee structure; (ii) Bank determines, in good faith, that any of the foregoing has had, or is reasonably likely to have, a material adverse effect on Bank’s ability to provide the Program or perform the transactions contemplated hereby or on Program economics; (iii) Bank has sought to engage Retailer in a good-faith renegotiation of the terms of this Agreement; (iv) the parties hereto have not agreed to modifications to the terms of this Agreement that Bank reasonably believes necessary to prevent a material adverse effect on the economics of the Program or on Bank (or on its ability to perform the transactions contemplated by this Agreement) resulting from the change in usury rates or other laws regulating Bank’s rate or fee structure or the exportation thereof; and (v) either Bank is required to initiate changes to the Program to comply with Applicable Law or more than one hundred and twenty (120) days have passed since Bank first sought to engage Retailer in a good faith renegotiation of the terms of this Agreement.

(h)       If any judicial or administrative agency or body determines that the Program does not qualify (or if Bank reasonably determines that there is a material risk that the Program will not qualify) as an “open-end” credit facility under Regulation Z, 12 C.F.R. 226.2(a)(20), then Bank shall have the right to terminate this Agreement. In order to be effective, the notice of termination must be delivered within sixty (60) days after such determination. This Agreement will terminate upon delivery of such notice of termination.

(i)        If a final judgment or judgments for the payment of money in an amount in excess of the Applicable Judgment Threshold is rendered against Retailer and the same is not either (i) covered by insurance where the insurer has affirmatively and expressly accepted liability therefore or (ii) vacated, stayed, bonded, paid, or discharged prior to expiration of the applicable appeal period, then Bank shall have the right to terminate this Agreement. In order to be effective, the notice of termination must be delivered within sixty (60) days after Bank becomes aware of the occurrence of such event. This Agreement will terminate sixty (60) days after delivery of such notice of termination. ***

(j)        If Bank declines to increase the Credit Review Point then in effect pursuant to Section 6.6(b), then Retailer may terminate this Agreement. In order to be effective, the notice of termination must be delivered within sixty (60) days after Bank notifies Retailer pursuant to Section 6.6(b). This Agreement will terminate one hundred and twenty (120) days after Retailer’s delivery of such notice of termination; provided, that as of the first date on which the aggregate Indebtedness for all Accounts exceeds the Credit Review Point then in effect, the Agreement shall automatically terminate unless the parties shall mutually agree in writing to continue the Program.

(k)    Bank shall have the right to terminate the Agreement if Retailer shall fail to deliver or amend an Eligible Letter of Credit as required pursuant to Section 4.4. In order to be effective, the notice of termination must be delivered within sixty (60) days after Bank

***CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE   SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

becomes aware of the occurrence of such event. This Agreement will terminate ten (10) days after delivery of such notice of termination.

(l)        Bank shall have the right to terminate the Agreement upon written notice to Retailer if (a) Ethan Allen Interiors Inc. shall breach its agreement to deliver a guarantee in substantially the form of Exhibit A hereto (the “Guaranty”) as required pursuant the signature page hereof, (b) at any time after being delivered to Bank the Guaranty shall cease to be in full force and effect, or (c) Ethan Allen Interiors Inc. shall have delivered to Bank notice of its intent to limit its obligations under the Guaranty pursuant to the terms thereof.

(m)      Retailer shall have the right to terminate the Agreement upon written notice to Bank if Bank shall have breached any service level performance commitment contained in Schedule 9.2(m). In order to be effective, the notice of termination must be delivered within sixty (60) days after Retailer becomes aware of the occurrence of such event. This Agreement will terminate ninety (90) days after delivery of such notice of termination.

(n)       Either Bank or Retailer shall have the right to terminate the Agreement upon written notice to the other party hereto, if the performance by the other party of its obligations under this Agreement is prevented or materially impeded, without ability to cure, for a period of not less than 60 consecutive days by a Force Majeure Event.

(o)	***

ARTICLE 10 - POST TERM PROVISIONS

10.1	Purchase of Accounts by Retailer upon Termination.

(a)       Retailer will have the option, exercisable as provided below, to purchase, or to arrange for the purchase of, not less than all of the Accounts and related Indebtedness (other than Accounts that have been written-off by Bank) upon the termination or expiration of this Agreement for a purchase price payable in immediately available funds in an amount equal to ***

(b)       Retailer’s option to purchase, or arrange for the purchase of, the Accounts and Indebtedness under Section 10.1(a) may be exercised as follows:

(i)        If the Agreement is expiring based on either party’s decision not to renew it under Section 9.1, Retailer may exercise its purchase option by giving notice of such election at least ninety (90) days prior to the expiration of the Agreement. Retailer must thereafter complete such purchase on the first business day after the expiration of this Agreement.

(ii)       If the Agreement terminates pursuant to Section 9.2 following the delivery of a termination notice by Retailer, Retailer must exercise its option by giving notice of

***CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE   SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

such election with such termination notice. Retailer must thereafter complete such purchase within one hundred twenty (120) days after the effective date of such termination.

(iii)      If the Agreement terminates pursuant to Section 9.2 following the delivery of a termination notice by Bank, Retailer may exercise its option by giving notice of such election within thirty (30) days following delivery of such notice of termination. Retailer must thereafter complete such purchase within ninety (90) days after the effective date of such termination.

(c)       If Retailer exercises its right to purchase, or arrange for the purchase of, the Accounts and Indebtedness under Section 10.1(b):

(i)        Retailer and Bank agree to work in good faith to prepare the necessary purchase documents on terms and conditions that are reasonable and customary for the industry.

(ii)       Retailer will bear all expenses of conversion of the Accounts and Indebtedness to Retailer or its designee.

10.2      Bank’s Rights Upon Termination. If Retailer does not exercise its option to purchase, or arrange for the purchase of, the Accounts and related Indebtedness upon the expiration or earlier termination of the Agreement pursuant to Section 10.1, *** Bank will have the right, in addition to and without waiving any other rights it may have under the terms of this Agreement or Applicable Law, to (i) liquidate any or all of the Accounts; (ii) convert the Accounts to another credit or charge program maintained by Bank or any of its affiliates, or (iii) sell the Accounts, whether by securitization or otherwise to any third party. Following the termination or expiration of the Term, at Bank’s election Bank may continue to provide purchase authorizations and extend financing under the Program on Accounts existing as of the effective date of such termination or expiration (it being understood that no new Accounts shall be opened after such effective date) for up to one hundred twenty (120) days in order to effect the conversion solicitation contemplated above and Retailer shall accept the Credit Cards for such period for purposes of such add-on purchases; provided that such one hundred twenty (120) day period shall be extended an additional day for each day after such expiration or termination during which Retailer retains the right to purchase the Accounts under Section 10.1 (up to the number of days preceding the expiration of the applicable notice period under Section 10.1(b)(ii) or (iii), as the case may be); and, provided further, for the avoidance of doubt, that Retailer shall not be bound by the exclusivity obligations set forth in Section 8.1 during such one hundred twenty (120) day period. Following the termination or expiration of the Term, Retailer will cooperate with Bank and take any action reasonably requested by Bank, and Bank may use the Retailer Marks that are listed on Schedule 6.13 hereto, as such Retailer Marks may be revised, updated, substituted or replaced by Retailer from time to time, to communicate with Cardholders and authorized users in connection with (i) the billing and collection of such Accounts but only to the extent consistent with Bank’s practices prior to the termination or expiration of the Term

***CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE   SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

and (ii) the liquidation, substitution, conversion or sale of such Accounts but only to the extent necessary to identify the Program as the subject of such substitution, conversion or sale.

10.3	Survival Provisions.

(a)       Except as is expressly provided to the contrary in this Agreement, all of the terms, conditions and covenants of this Agreement (including the applicable provisions of Section 2.2 that relate to Retailer’s retail practices, Cardholder transactions, billing, customer servicing, settlement, chargeback and dispute handling) will continue in effect following the expiration or termination of the Term until the Final Liquidation Date.

(b)       In addition, all warranties, representations and indemnities contained in this Agreement, and the parties’ obligations under Sections 6.1 (Ownership of Accounts), 6.2 (Ownership and Use of Cardholder Information), 6.12 (Sales Taxes and Related Record Retention), 6.14 (Intellectual Property), and Articles 10 and 13 (other than Section 13.16), will survive the termination of this Agreement and the Final Liquidation Date.

ARTICLE 11 - REPRESENTATIONS AND WARRANTIES

11.1      Representations and Warranties. Each party makes the following representations and warranties to the other party as of the date of this Agreement and on and as of each date on which Charge Transaction Data is transmitted to Bank:

(a)       The complete legal name, correct organizational type and jurisdiction of incorporation or organization for such party are accurately set forth in the preamble paragraph hereto. Such party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be.

(b)       Such party has the requisite organizational power and authority to conduct its business as presently conducted and hereafter contemplated to be conducted and to execute, deliver and perform this Agreement.

(c)       This Agreement has been duly executed and delivered by such party, and constitutes the legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms.

(d)       The execution and delivery of this Agreement by such party and the consummation of the transactions contemplated hereby do not and will not (i) conflict with the organizational documents of such party, (ii) conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any material agreement of such party; or (iii) constitute a violation of any material order, judgment or decree to which such party is bound. No consent, approval, permit, waiver, authorization, notice or filing is required to be made or obtained in connection with the execution, delivery and performance by such party of this Agreement.

(e)       All information furnished by such party to the other for purposes of or in connection with this Agreement is true and correct in all material respects and no such information omits to state a material fact necessary to make the information so furnished not

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

misleading. Except as disclosed to the other party, there is no fact known to such party (including, without limitation, threatened or pending litigation) that could materially and adversely affect the financial condition, business, property, or prospects of such party.

11.2      Presentment Warranties. With respect to each submission of Charge Transaction Data to Bank, Retailer represents and warrants as follows with respect to such Charge Transaction Data and each underlying transaction:

(a)       All purchases included in the Charge Transaction Data constitute bona fide, arms-length sales by Retailer of the goods or services described therein in the ordinary course of Retailer’s business; except in the case of Absentee Purchases, Drop-Ship Purchases or Special Order Deposits,Retailer has delivered all the products and fully performed all the services covered by the Charge Transaction Data; in the case of Absentee Purchases not involving a Special Order Deposit or Drop-Ship Purchase,Retailer has shipped all of the products and fully performed all the services covered by the Charge Transaction Data;

(b)       The charges included in the Charge Transaction Data did not involve a cash advance or goods or services not listed in the applicable invoice or receipt; only goods and services sold by Retailer are included in the Charge Transaction Data; the charges represent the entire purchase price of the goods and services identified in the Charge Transaction Data other than a Special Order Deposit or bona fide down payment, deposit, or similar payment paid by cash or check, or financed by any means other than the Account;

(c)       To the best of Retailer’s knowledge, the goods and services covered by the Charge Transaction Data were sold by Retailer to Cardholders or authorized users for personal, family or household purposes;

(d)       To the best of Retailer’s knowledge, no other credit provider has financed a portion of any sales transaction included in the Charge Transaction Data other than a bona fide down payment, deposit, or similar payment paid by cash, check or bankcard (e.g. Visa, MasterCard, American Express);

(e)       Except with respect to an Absentee Purchase or a charge slip containing only a Restocking Fee, Retailer obtained a signed invoice or receipt for each charge included in the Charge Transaction Data;

(f)        Except to the extent prevented by a Force Majeure Event, all purchases included in the Charge Transaction Data occurred no earlier than three (3) days prior to the submission of such Charge Transaction Data; and all transactions included in the Charge Transaction Data were conducted in accordance with the Operating Procedures, this Agreement and all Applicable Laws; and

(g)       Each invoice or receipt included in the Charge Transaction Data (or, in the case of Absentee Purchases, the purchase information in the Charge Transaction Data) is not invalid, illegible, inaccurate or incomplete and has not been materially altered since being signed or submitted by the Cardholder; except as otherwise required to comply with Applicable Laws, the Account number and name of the Cardholder has been accurately printed on each charge slip and has been included in each transmission of Charge Transaction Data; Retailer

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

has obtained a valid authorization from Bank for each purchase (unless otherwise waived by Bank).

ARTICLE 12 - INDEMNIFICATION

12.1      Indemnification by Retailer. Retailer agrees to indemnify and hold harmless Bank, its affiliates, and their respective employees, officers, directors and agents, from and against any and all Damages to the extent such Damages arise out of, are connected with, or result from:

(a)       Any breach by Retailer of any of the terms, covenants, representations, warranties or other provisions contained in this Agreement;

(b)       Any products or services sold by Retailer or any products or services sold by Authorized Dealers (but only to the extent manufactured, produced or distributed by Retailer), in either case, including, without limitation, any failure to provide the product or service as promised, any product defects, or product liability or warranty claims relating thereto, except to the extent such Damages result from a modification to such products or services by Authorized Dealers or other third parties;

(c)       Any act or omission, where there was a duty to act, by Retailer or its employees, officers, directors or agents including without limitation, the failure of Retailer to comply with any law, rule or regulation applicable to Retailer;

(d)       Any advertisements, solicitations or other promotions of the Program or of goods or services eligible for purchase under the Program conducted by or on behalf of Retailer (excluding those conducted by Bank);

(e)       Any claims, suits, proceedings or actions brought by, or threatened by, any Dealer, based on or in connection with this Agreement or the Program, except to the extent arising out of a breach by Bank of this Agreement or a Bank Dealer Agreement;

(f)        The acquisition by Retailer from Bank, in connection with a charge or credit to an Account, of a Cardholder’s Account number by telephone or by some other means (other than from the applicable Credit Card), except to the extent such Damages result from Bank providing Retailer with an Account number that is not the Cardholder’s Account number requested by Retailer;

(g)       Bank’s use of the Retailer Marks in accordance with the terms of this Agreement; or

(h)       Any activities, acts or omissions of any third party to whom Cardholder Information is transferred or made available by or on behalf of Retailer, including without limitation, information transferred or made available to a third party by Bank on Retailer’s behalf.

The foregoing indemnity obligation of Retailer shall not apply to any Damages of Bank to the extent caused by the gross negligence, willful misconduct or illegal acts of Bank.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

12.2      Indemnification by Bank. Bank agrees to indemnify and hold harmless Retailer, its affiliates, and their respective employees, officers, directors and agents, from and against any and all Damages to the extent such Damages arise out of, are connected with or result from:

(a)       Any breach by Bank of any of the terms, covenants, representations, warranties or other provisions contained in this Agreement;

(b)       Any act or omission, where there was a duty to act, by Bank or its employees, officers, directors, or agents, including without limitation, the failure of Bank to comply with any law, rule or regulation applicable to Bank;

(c)       Any failure of the form of credit applications or Cardholder Agreement as prepared by Bank to comply with the Consumer Credit Protection Act, the Truth in Lending Act, the Fair Debt Collection Practices Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act and the regulations implementing each of them;

(d)       Any advertisements, solicitations or other promotions by or on behalf of Bank (other than those conducted by Retailer) of the Program; or

(e)       Any activities, acts or omissions of any third party to whom Cardholder Information is transferred or made available by or on behalf of Bank (excluding Cardholder Information transferred by Bank to Retailer or any third party at Retailer’s request).

The foregoing indemnity obligation of Bank shall not apply to any Damages of Retailer to the extent caused by the gross negligence, willful misconduct or illegal acts of Retailer.

12.3	Indemnification Procedures.

(a)       A party entitled to indemnification will give prompt written notice to the indemnifying party of any claim, assertion, event, condition or proceeding by any third party concerning any liability or damage as to which it may request indemnification under this Article 12. The failure to give such notice will not relieve the indemnifying party from liability hereunder unless and solely to the extent the indemnifying party did not know of such third party claim and such failure results in the forfeiture by the other party of substantial rights and defenses.

(b)       An indemnifying party will have the right, upon written notice to the indemnified party, to conduct at its expense the defense against such third party claim in its own name, or, if necessary, in the name of the indemnified party. When the indemnifying party assumes the defense, the indemnified party will have the right to approve the defense counsel and the indemnified party will have no liability for any compromise or settlement of any third party claim that is effected without its prior written consent (such consent not to be unreasonably withheld), unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and such compromise or settlement includes a release of each indemnified party from any liabilities arising out of the third party claim. If the indemnifying party delivers a notice electing to conduct the defense of the third party claim, the indemnified party will, at the indemnifying party’s expense, cooperate with and make available to the indemnifying party such assistance, personnel, witnesses and materials as the indemnifying

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

party may reasonably request. If the indemnifying party does not deliver a notice electing to conduct the defense of the third party claim, the indemnified party will have the sole right to conduct such defense and the indemnified party may pay, compromise or defend such third party claim or proceeding at the indemnifying party’s expense. Regardless of which party defends the third party claim, the other party will have the right at its sole expense to participate in the defense assisted by counsel of its own choosing.

ARTICLE 13 - MISCELLANEOUS

13.1	Confidentiality.

(a)       All material and information supplied by one party to another party under this Agreement, including, but not limited to, information concerning a party’s marketing plans, objectives or financial results (“Confidential Information”), is confidential and proprietary. All such information will be used by each party solely in the performance of its obligations and exercise of its rights pursuant to this Agreement. Each party will receive Confidential Information from the other party in confidence and will not disclose such Confidential Information to any third party, except (i) as contemplated under this Agreement; (ii) as may be agreed upon in writing by the party providing such Confidential Information; (iii) to an affiliate of such party; (iv) to the extent necessary, in exercising or enforcing its rights; or (v) as required by law. Each party will use its reasonable best efforts to ensure that its respective officers, employees, and agents take such action as will be necessary or advisable to preserve and protect the confidentiality of Confidential Information. Upon written request after the Final Liquidation Date, each party will destroy or return to the party providing such Confidential Information all such Confidential Information in its possession or control. Confidential Information will not include information in the public domain and information lawfully obtained from a third party.

(b)       Section 13.1(a) to the contrary notwithstanding, if Retailer or its affiliate is obligated to file periodic reports with the Securities and Exchange Commission, then Retailer shall have the right to file a copy of this Agreement with the applicable commission or governmental agency to the extent necessary, in Retailer’s reasonable opinion, to comply with any applicable disclosure laws or regulations (including any reporting requirement of the Securities Exchange Commission), or any listing requirement of any stock exchange, including NASDAQ, applicable to Retailer; provided, that Retailer shall (i) notify Bank in writing not less than thirty (30) days prior to any such filing of this Agreement, (ii) redact such terms of this Agreement as Bank may reasonably request prior to any such filing, and (iii) file a confidential treatment request reasonably acceptable to Bank with respect to such redacted document as part of any such filing.

13.2      Binding Effect. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns.

13.3      Assignment. Neither Bank nor Retailer may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld, provided that Bank may, without such consent (i) assign all or part of its rights and delegate some or all of its obligations under this Agreement to an affiliate; (ii) engage third parties to perform some or all of Bank’s obligations under this

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Agreement, including, without limitation the servicing and administration of Accounts; and (iii) assign all or some of its rights hereunder to any person acquiring any or all Accounts after the termination or expiration of this Agreement. Notwithstanding any assignment, Bank will remain liable for all of its obligations under this Agreement.

13.4      Governing Law. Except to the extent superceded by federal law applicable to banks or savings associations, this Agreement and all rights and obligations hereunder, including, but not limited to, matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws; provided, however, all issues under this Agreement relating to banking or financial institutions, interest rate exportation, and/or consumer lending or other consumer or Cardholder-related issues shall be governed by and construed in accordance with the laws of the State of Utah. THE PARTIES HERETO WAIVE THEIR RIGHT TO REQUEST A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OF LAW, TRIBUNAL, OR OTHER LEGAL PROCEEDING ARISING OUT OF OR INVOLVING THIS AGREEMENT, OR ANY DOCUMENT DELIVERED IN CONNECTION HEREWITH, OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.5	Privacy.

(a)       Retailer and Bank will only use, maintain and/or disclose Cardholder Information in compliance with all applicable privacy and security laws and with the policies set forth in this Section 13.5 and related disclosures made by Bank (collectively, the “Bank Privacy Disclosures”), and each will ensure that persons to whom it transfers Cardholder Information do the same. Retailer acknowledges that it is subject to the reuse and redisclosure provisions of the Gramm-Leach-Bliley Act (the “Gramm-Leach-Bliley Act” as defined in Title V, Subtitle A of 15 U.S.C. 6801 et seq. (as it may be amended from time to time) and the implementing privacy and security regulations issued pursuant to the Gramm-Leach-Bliley Act (as the same may be amended from time to time)), and that it will ensure that Cardholder Information received from Bank under the “private label exception” found in the Gramm-Leach-Bliley Act is used only in connection with the Program and for no other purpose.

(b)       Retailer and Bank will each establish and maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of the Cardholder Information. These safeguards will be designed to protect the security, confidentiality and integrity of the Cardholder Information, ensure against any anticipated threats or hazards to its security and integrity, and protect against unauthorized access to or use of such information or associated records which could result in substantial harm or inconvenience to any Cardholder or applicant.

(c)       Retailer and Bank will each ensure that any third party to whom it transfers or discloses Cardholder Information signs a written contract with the transferor in which such third party agrees to (i) restrict its use of Cardholder Information to the use specified in the written contract; (ii) to comply with all Applicable Laws (including, without limitation, privacy and security laws and the reuse and redisclosure provisions of the

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Gramm-Leach-Bliley Act) and the Bank Privacy Disclosures, and (iii) implement and maintain appropriate safeguards as stated in paragraph (b) above. Information transferred by Bank on Retailer’s behalf or at Retailer’s direction will be considered information transferred by Retailer hereunder. Retailer agrees to transfer or make available to third parties only such Cardholder Information as is reasonably necessary to carry out the contemplated task.

(d)       Retailer and Bank shall notify the other party immediately following discovery or notification of any actual or threatened breach of security of the systems maintained by the Retailer and Bank, respectively. The party that suffers the breach of security (the “Affected Party”) agrees to take action immediately, at its own expense, to investigate the actual or threatened breach, to identify and mitigate the effects of any such breach and to implement reasonable and appropriate measures in response to such breach. The Affected Party also will provide the other party with all available information regarding such breach to assist that other party in implementing its information security response program and, if applicable, in notifying affected Cardholders. For the purposes of this subsection (d), the term “breach of security” or “breach” means the unauthorized access to or acquisition of any record containing personally identifiable information relating to a Cardholder, whether in paper, electronic, or other form, in a manner that renders misuse of the information reasonably possible or that otherwise compromises the security, confidentiality, or integrity of the information.

(e)       Notwithstanding anything else contained in this Agreement, neither Bank nor Retailer will, and neither of them will be obligated to, take any action that either of them believes in good faith would violate, or is reasonably likely to cause either of them to violate, any Applicable Law (including, without limitation, privacy and security laws and the reuse and redisclosure provisions of the Gramm-Leach-Bliley Act) or the Bank Privacy Disclosures, or that would cause either of them to become a “consumer reporting agency” for purposes of the federal Fair Credit Reporting Act, as it may be amended from time to time.

(f)        Retailer and Bank, respectively, will use reasonable measures designed to properly dispose of all records containing personally identifiable information relating to Cardholders, whether in paper, electronic, or other form, including adhering to policies and procedures that require the destruction or erasure of electronic media containing such personally identifiable information so that the information cannot practicably be read or reconstructed.

13.6      No Third Party Beneficiaries. Except as otherwise expressly set forth in this Agreement, this Agreement does not confer upon any person, other than the parties, any rights or remedies under this Agreement.

13.7      Amendments. This Agreement may not be amended except by written instrument signed by Retailer and Bank.

13.8      No Partnership. Nothing contained in this Agreement will be construed to constitute Retailer and Bank as partners, joint venturers, principal and agent, or employer and employee.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

13.9      Notices. All notices and communications given under this Agreement must be in writing and must be sent (i) by hand, (ii) by facsimile or email (with verbal confirmation of receipt), provided that if such notice pertains to a default by a party hereunder or the termination of this Agreement a copy of such notice shall also be provided by another method permitted under this Section 13.9, (iii) by certified mail, return receipt requested, or (iv) by nationally recognized overnight courier service addressed to the party to whom such notice or other communication is to be given or made as such party’s address as set forth below and will be deemed given one (1) business day after being sent, as follows:

if to Retailer:	if to Bank:
Ethan Allen Global, Inc. Ethan Allen Drive Danbury, Connecticut 06813 Attn: Consumer Finance Manager sfanning@ethanalleninc.com	GE Money Bank 4246 South Riverboat Road, Suite 200 Salt Lake City, Utah 84123-2551 Attn: President
with a copy to: Ethan Allen Global, Inc. Ethan Allen Drive Danbury, Connecticut 06813 Attn: General Counsel pbanks@ethanalleninc.com	with a copy to: GE Money Sales Finance 950 Forrer Boulevard Kettering, Ohio 45420 Attn: Counsel

provided, however, that a party may notify the other party in writing (in accordance with the notice provisions in this Section) from time to time of an alternative address for notices under this Section and, in such case, notices hereunder will be effective if sent to the last address so designated.

13.10    Incorporation of Appendix. The Appendix attached hereto is hereby incorporated by reference.

13.11    Nonwaiver; Remedies Cumulative; Severability. All remedies are cumulative and not exclusive, and no delay in exercising a right will be deemed a waiver thereof. If any provision of this Agreement is held to be invalid, void or unenforceable, all other provisions will remain valid and be enforced and construed as if such invalid provision were never a part of this Agreement.

13.12    Damages Waiver. Notwithstanding anything to the contrary in this Agreement, Bank and Retailer shall not be liable to the other under or in connection with this Agreement or the Program for any indirect or consequential or other damages relating to prospective profits, income, anticipated sales or investments, or goodwill, or for any punitive or exemplary damages; provided, that the damages limitation set forth in this Section 13.13 shall not apply to any Damages arising out of the failure of the parties under Section 13.1 or 13.5, or from Damages which result from an obligation of Bank or Retailer to pay any third party damages claims to the extent such third party claims otherwise fall under Bank’s or Retailer’s respective indemnity obligations hereunder.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

13.13    Entire Agreement. This Agreement (together with the schedules, exhibits and appendices attached to this Agreement) is the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all other prior understandings, writings and agreements whether written or oral, without limitation, the Original Agreement and all amendments thereto. Without limiting the generality of the foregoing, and with respect to those Accounts (as such term is defined in the Original Agreement) established under the Original Agreement, and with respect to all related indebtedness and account documentation, Bank and Retailer each acknowledge and reaffirm that, such Accounts, indebtedness and related account documentation, and each party’s rights and obligations with respect thereto, shall be governed by the provisions of this Agreement, including, without limitation, the termination provisions set forth in Article 9, and the indemnification provisions of Article 12.

13.14    Further Assurances. Retailer and Bank agree to execute all such further documents and instruments and to do all such further things as any other party may reasonably request in order to give effect to and to consummate the transactions contemplated by this Agreement.

13.15    Multiple Counterparts. This Agreement may be executed in any number of multiple counterparts, all of which will constitute but one and the same original.

13.16    New Subsidiaries. In the event that any direct or indirect subsidiary of Retailer (other than an Acquired New Retailer) that is not a party to this Agreement on the date hereof (whether such subsidiary is now existing or hereafter created) shall be engaged in the ownership or operation of a retail store or the sale of goods and/or services through retail stores, mail orders or otherwise within the Territory, unless Bank otherwise indicates in writing, Retailer shall cause such subsidiary to execute and deliver to Bank instruments satisfactory to Bank pursuant to which such subsidiary shall agree to join the Program and be bound by the terms and conditions of this Agreement.

13.17    Joint and Several Obligations. Each obligation of Retailer hereunder shall be a joint and several obligation of each of Ethan Allen Global and Ethan Allen Retail. For purposes of this Agreement. (i) any discretionary action or election that is authorized or permitted to Retailer hereunder (e.g., purchase of the Accounts or termination of this Agreement) may be made or taken only by Ethan Allen Global and (ii) notice given or demand made upon any Retailer party shall be deemed to be notice given to or demand made upon all Retailer parties. Retailer covenants for the benefit of Bank to enter into such agreements and to make such other arrangements as may be necessary to provide Ethan Allen Global the power and authority to exercise all rights provided to Retailer hereunder and to ensure that each Retailer party receives copies of all such notices or demands from any other Retailer party hereunder. Whenever this Agreement requires that payments be made to Retailer, Bank may make such payments directly to any Retailer party, which Retailer party shall receive such payment in trust for itself and the other Retailer parties entitled to all or any portion thereof. Bank shall have no obligation to ensure and no liability for the correct application of any payments made by it among the different Retailer parties. Bank may exercise its chargeback rights under Article 7 against any Retailer party, regardless of which of the Retailer parties originated the corresponding Account or purchase transaction. The parties acknowledge that Retailer has established one bank account for all Retailer Store Locations where Bank submits payment for all Charge Transaction Data

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

and where chargebacks may be charged. Retailer reserves the right to change this bank account, from time to time, upon thirty (30) days prior notice to Bank.

Signature Page Follows

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

IN WITNESS WHEREOF, Retailer and Bank have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

RETAILER: ETHAN ALLEN GLOBAL, INC. By: Name: Title:	BANK: GE MONEY BANK By: Name: Title:
ETHAN ALLEN RETAIL, INC. By: Name: Title:

Ethan Allen Interiors Inc. (“Parent”) represents and warrants to Bank that: (a) Parent has no material assets other than its equity ownership of Ethan Allen Global and any other subsidiaries of Parent that are consolidated on Parent’s consolidated financial statements referred to in Section 6.7(a) of this Agreement; (b) Parent’s ownership interest in Ethan Allen Global constitutes not less than 100% of the equity ownership of Ethan Allen Global; and (c) Ethan Allen Global’s ownership interest in Ethan Allen Retail constitutes not less than 100% of the equity ownership of Ethan Allen Retail. Parent agrees that, if at any time during the Term, any of the foregoing representations ceases to be correct, then Parent shall, within 10 days thereafter, execute and deliver to Bank a guarantee in substantially the form of Exhibit A hereto.

ETHAN ALLEN INTERIORS INC.

By

Its

EXHIBITS

Exhibit A – Parent Guarantee

Exhibit B – Officer’s Certificate Regarding Financial Statements

Exhibit C – Officer’s Certificate Regarding Ownership of Retailer

Exhibit D – Initial UCC Financing Statement

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Appendix A

Definitions

A.         Certain Defined Terms. As used in this Agreement, the following terms will have the following meanings:

“Absentee Purchase” means a purchase of any products or services from Retailer charged to an Account where the Account information necessary to effect the purchase is provided by the Cardholder or an authorized user on the telephone, by mail or through a Retailer Website.

“Account” means the legal relationship established by and between a Cardholder and Bank pursuant to a Cardholder Agreement, together with all Indebtedness owing thereunder from time to time and any current or future guaranties, security or other credit support therefor. For the avoidance of doubt, “Account” shall include all Accounts established under the Original Agreement.

“Account Documentation” means any and all Account information, credit applications, Cardholder Agreements, Charge Transaction Data, charge slips, credit slips, payments, credit information and documents or forms of any type and in any media relating to the Program, excluding materials used for advertising or solicitations.

“Acquired New Retailer” has the meaning given to it in Section 8.2(b).

“Active Account” means, as of any given date, any Account (other than an Account that has been written off in accordance with Bank’s write-off policies) that had a debit or credit balance at any time after the beginning of the complete billing cycle immediately preceding such date.

“Aggregate Outstanding Indebtedness” means, as of any date of determination, an amount equal to the aggregate amount of Indebtedness on all Accounts (other than Accounts that have been written off by Bank) as of such date.

“Agreement” means this Second Amended and Restated Private Label Consumer Credit Card Program Agreement, including all schedules and appendices, as it may be amended from time to time.

“Alternate Debt Rating”means the KMV EDF rating program or any other rating program selected by Bank that is accepted in the credit card industry for rating the financial strength of retailers.

“Applicable Laws” means all applicable laws and regulations of any jurisdiction, including banking laws, consumer credit laws, securities laws, tax laws, tariff and trade laws, ordinances, judgments, decrees, injunctions, writs, orders, regulatory guidance, examinations, or orders.

“Authorized Dealer” means a Dealer: (i) that is an authorized dealer of Ethan Allen Global, (ii) that has been accepted by Bank to participate in the Program, and (iii) that has executed a Bank Dealer Agreement, except that a Dealer shall cease to be an Authorized Dealer if its Bank Dealer Agreement expires or is terminated or such Dealer’s authority to participate in the Program is otherwise terminated in accordance with the terms of this Agreement.

“Average Net Receivables” means, for any period, the sum of Aggregate Outstanding Indebtedness for each day during such period, divided by the number of days in such period.

“Bank” has the meaning given to it in the recitals.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Bank Dealer Agreement” means an agreement entered into by and between a Dealer and Bank, as the same may be modified initially and from time to time by agreement between such Dealer and Bank, which sets forth the terms and conditions upon which an Authorized Dealer may participate in the Program.

“Base Rate” means the percentage set by Bank used in calculating the Program Fee payable in connection with each submission by Retailer to Bank of Charge Transaction Data pertaining to purchases not made pursuant to a credit-based promotion.

“Card-Not-Present Purchases” means a purchase of Retailer’s products and/or services financed on an Account (i) where the person transacting such purchase is in a Retailer Store Location and does not present a Credit Card relating to such Account, but states that he or she is a Cardholder or an authorized user, and Retailer does not do all of the following: (a) check such person’s identification, (b) confirm such person’s identity and status as a Cardholder or an authorized user prior to such purchase in accordance with the Operating Procedures, and (c) obtain such person’s signature on the invoice; or (ii) where such purchase constitutes an Absentee Purchase.

“Cardholder” means any natural person who has entered into a Cardholder Agreement with Bank or which is or may become obligated under or with respect to an Account.

“Cardholder Agreement” means the open-end revolving credit agreement, in either tangible or electronic form, between Bank and each Cardholder pursuant to which such Cardholder and its authorized user(s), if any, may make purchases from Retailer and/or Authorized Dealers on credit provided by Bank under the Program.

“Cardholder Information” has the meaning given to it in Section 6.2.

“Charge Transaction Data” means Account and related Cardholder and/or authorized user identification and transaction information transmitted by Retailer to Bank with regard to a charge or a credit to an Account.

“Closure” means, with respect to any Store Location, the cessation of sales of goods and services from such Store Location for at least sixty (60) consecutive days for any reason, including without limitation, the occurrence of a Force Majeure Event, unless prior to the expiry of such 60-day period, Retailer or an Authorized Dealer opens a new Store Location within the same city or municipality offering substantially the same goods and services for sale.

“Collateral Account” has the meaning given to it in Section 4.4.

“Confidential Information” has the meaning given to it in Section 13.1.

“Credit Card” means the plastic card issued by Bank under the Program exclusively for use with the Program which evidences the right of a Cardholder and, if the Cardholder has so designated, any authorized user(s) to make purchases of goods and services from Retailer under the Program.

“Credit Review Point” ***

***CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE   SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Damages” means any and all losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ fees and expenses, reasonable out-of-pocket costs, interest and penalties), settlements, equitable relief, judgments, damages, claims (including, without limitation, counter and cross-claims, and allegations whether or not proven) demands, offsets, defenses, actions, or proceedings by whomsoever asserted.

“Dealer” means an independent dealer of Ethan Allen Global which sells products or services manufactured, distributed or delivered by Retailer.

“Dealer Store Location” means those retail stores owned or operated by an Authorized Dealer within the Territory.

“Debt Cancellation Program” means any program which may be offered through Bank pursuant to Section 4.3 under which Bank, any affiliate of Bank, or any third party makes available debt cancellation coverage to Cardholders.

“Delivery Obligations” means, as of any date, the sum of (i) all amounts owing under Sections 6.22(h), 7.1(e) or 7.1(f) hereof plus (ii) all amounts owing under Section 12.1 hereof to the extent, in the case of this clause (ii) only, such amounts arise from Retailer’s failure to deliver in a timely fashion Special Order Goods purchased at Retailer Stores or to deliver Special Order Goods purchased at current or former Authorized Dealer Stores as provided in Section 6.22(h).

“Drop-Ship Purchase” means a purchase of products using Retailer’s standard drop-ship order form charged to an Account that satisfies the following conditions:

(i)          the purchase is made from, and the Charge Transaction Data related thereto is submitted by, Retailer, even in cases where the Cardholder or authorized user is making the purchase through a Dealer Store Location;

(ii)         Retailer is responsible for ensuring that the purchased products are properly delivered; and

(iii)        at the request of the Cardholder or authorized user, the purchased products are to be delivered by a delivery service center other than the delivery service center that services the Retailer Store Location or Dealer Store Location where such purchase was made.

“Effective Date” means July 23, 2007.

“Eligible Letter of Credit”shall mean a standby irrevocable Letter of Credit in form reasonably acceptable to Bank, satisfying the following conditions:

(i)         the Letter of Credit shall not expire earlier than the first anniversary of the date of issuance or the date of any renewal thereof;

(ii)        the Letter of Credit shall be issued or confirmed by a bank reasonably acceptable to Bank which is chartered under the laws of the United States and maintains offices located in the continental United States;

(iii)	the Letter of Credit shall expressly permit multiple draws;
(iv)	the Letter of Credit shall be assignable and transferable;

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(v)        payment under the Letter of Credit shall be made at the issuing or confirming bank’s counters at one or more offices located in the continental United States upon presentation of a draft with an accompanying certificate from any officer of the Letter of Credit beneficiary to the effect either:

(A)        that Retailer has failed to renew the Letter of Credit or provide a substitute Letter of Credit in accordance with Section 4.4 of this Agreement; or

(B)        that Bank has issued a notice of termination of this Agreement or a circumstance exists that would entitle Bank to give notice of termination of this Agreement; or

(C)        that Retailer has failed to pay when due any Delivery Obligations.

“Ethan Allen Global” has the meaning given to it in the recitals.

“Ethan Allen Retail” has the meaning given to it in the recitals.

“Final Liquidation Date” will mean the first day after the termination or expiration of this Agreement on which Bank no longer owns any Active Accounts.

“Force Majeure Event” means any of the following: acts of God, fire, earthquake, explosion, accident, terrorism, war, nuclear disaster, riot, material changes in Applicable Laws, including, but not limited to, a change in state or federal law, or other event beyond a party’s reasonable control, rendering it illegal, impossible or untenable for such party to perform as contemplated in, or to offer the Program on the terms contemplated under, this Agreement.

“Inactive” has the meaning given in Section 4.3(a).

“Incentive Bonus” ***

“Indebtedness” means any and all amounts owing from time to time with respect to an Account whether or not billed, including, without limitation, any unpaid balance, finance charges (inclusive of finance charges subject to possible reversals due to unexpired credit-based promotions), late charges, and NSF fees.

“Innovation Fund” has the meaning given in Section 5.2(a).

“Insurance Program” means any program which may be offered through Bank pursuant to Section 4.3 under which Bank, any affiliate of Bank, or any third party makes available insurance coverage to Cardholders.

“Letter of Credit” means each letter of credit provided by Retailer to Bank in support of Retailer’s obligations under this Agreement, as the same may be amended from time to time.

***CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE   SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Letter of Credit Event” means the first day when the S&P Debt Rating has been at or below BB for 270 consecutive days; or if the S&P Debt Rating is unavailable, then the first day when the Alternate Debt Rating has been more than three (3) rating levels below its level as of the date hereof (or the most nearly equivalent rating level in the Alternate Debt Rating then employed by Bank) for 270 consecutive days.

“Letter of Credit Period” means any time period between the occurrence of a Letter of Credit Event and the first day thereafter when the S&P Debt Rating is at or above BB+; or if the S&P Debt Rating is unavailable, the Alternate Debt Rating is at or above three (3) rating levels below its level as of the date hereof (or the most nearly equivalent rating level in the Alternate Debt Rating then employed by Bank).

“Net Program Sales” means, for any given period, the aggregate amount of sales to Cardholders resulting in charges to Accounts during such period less aggregate credits to Accounts during such period, in each case as reflected in the Charge Transaction Data.

“New Retailer” means any person engaged in the operation of retail stores or the making of direct sales in the Territory, together with any other person directly or indirectly controlled by such person and any franchisees or licensees of such person using such person’s name, logo, trademarks and service marks or similar proprietary designations.

“Operating Procedures” has the meaning given in Section 6.5.

“Original Agreement” has the meaning given to it in the recitals.

“POS Unit” means a point-of-sale terminal which may or may not include a related printer.

“Prime Rate” shall mean, as of any date of determination, the highest bank prime or reference loan rate as published in the Wall Street Journal in its “Money Rates” section (or if The Wall Street Journal shall cease to be published or to publish such rates, in such other publication as Bank may, from time to time, specify) on such date, or if The Wall Street Journal is not published on such date, on the last day before such date on which The Wall Street Journal is published, whether or not such rate is actually ever charged or paid by any entity.

“Program” has the meaning given to it in Section 1.1.

“Program Fee” means a fee payable in connection with each submission by Retailer to Bank of Charge Transaction Data pertaining to a purchase financed on an Account, calculated as set forth in Section 3.4.

“Program Fee Percentage” means the percentage set by Bank and used in calculating the Program Fees, including the Base Rate and the Promotional Rates. As of the Effective Date, the Program Fee Percentages are set forth on Schedule 3.5. Pursuant to the provisions of Section 3.6, Bank may reset the Program Fee Percentages by written notice to Retailer and such reset Program Fee Percentage will be used in calculating the Program Fee in respect of all Charge Transaction Data submitted in respect of any Accounts at any time thereafter (until such Program Fee Percentage is again reset in accordance with the terms hereof.).

“Program Year” means the twelve month period between anniversaries of the Effective Date with the first such period beginning on the Effective Date.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Promotional Rate” means the percentage set by Bank used in calculating the Program Fee payable in connection with each submission by Retailer to Bank of Charge Transaction Data pertaining to a purchase that is subject to an approved credit-based promotion.

“Relationship Manager” has the meaning given to it in Section 6.18.

“Restocking Fee”means any cancellation or restocking fee charged in connection with the cancellation of an order or return of a product.

“Retailer” means, jointly and severally, Ethan Allen Global and Ethan Allen Retail, and their respective successors and permitted assigns. Unless the context otherwise suggests, (a) all references to “Retailer” shall mean each of the above-referenced parties and shall also mean all of such parties in the aggregate, (b) all duties, liabilities and obligations of Retailer hereunder shall be the joint and several obligations of each party listed above, and (c) all representations and warranties made by Retailer hereunder shall be deemed to have been made by each Retailer party individually, as well as by all such parties collectively.

“Retailer Marks” means the names and any related marks, tradestyles, trademarks, service marks, logos or similar proprietary designations as the same currently exist and as they may be amended or adopted by Retailer from time to time hereafter.

“Retailer Shopper Data” means all personally identifiable information regarding a person making a purchase of goods or services from Retailer (other than Cardholder Information provided by or through Bank) that is obtained by (or on behalf of) Retailer or any of its affiliates independently from the Program.

“Retailer Store Location” means those retail stores owned or operated by Retailer within the Territory.

“Retailer Website” means the internet website with the internet address www.ethanallen.com/, and any other internet website maintained, operated or controlled by Retailer that Bank agrees in writing may constitute the Retailer Website.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“S&P Debt Rating” means, as of any date of determination, the rating as determined by either S&P of Ethan Allen Global’s senior unsecured long-term debt or, if such rating is not available, Ethan Allen Global’s corporate credit rating.

“Second Source Program” means any consumer credit program that is available only to persons who submitted properly completed credit applications to, and were rejected by, Bank immediately preceding such person’s application to such other credit program.

“Solvent” means, as to any person, (i) that the present fair salable value of such person’s assets exceeds the total amount of its liabilities; (ii) that such person is generally able to pay its debts as they come due; and (iii) that such person does not have unreasonably small capital to carry on such person’s business as theretofore operated and as thereafter contemplated. The phrase “present fair salable value of such person’s assets” means that value that could be obtained if such person’s assets were sold within a reasonable time in one or more arm’s-length transactions in an existing and not theoretical market.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Special Order Deposit” means a deposit (i) that is charged to an Account in connection with the purchase of a Special Order Good and (ii) that (A) in the case of custom soft goods (e.g., custom upholstered furniture) does not exceed fifty percent (50%) of the total amount financed on such Account in respect of such Special Order Good and (B) in the case of all other products does not exceed thirty-three percent (33%) of the total amount financed on such Account in respect of such Special Order Good.

“Special Order Good(s)” means those products offered for sale by Retailer or an Authorized Dealer, but that cannot be delivered at the time of purchase by Cardholder or an authorized user because such products (i) are not currently in stock and/or which are on “backorder”, (ii) are not routinely kept in stock by Retailer or such Authorized Dealer, or (iii) must be specially ordered by Retailer or such Authorized Dealer from the manufacturer.

“Store Location” means any Retailer Store Location or Dealer Store Location, as the case may be.

“Term” has the meaning given to it in Section 9.1.

“Territory” means the fifty states of the United States of America and the District of Columbia.

“Unamortized Incentive Bonus” ***

“Value-Added Program” means any products or services that enhance the features of the Program or an Account.

B.         Miscellaneous. As used in this Agreement, (i) all references to the plural number shall include the singular number (and vice versa); (ii) all references to the masculine gender shall include the feminine gender (and vice versa) and (iii) all references to “herein,” “hereof,” “hereunder,” “hereinbelow,” “hereinabove” or like words shall refer to this Agreement as a whole and not to any particular section, subsection or clause contained in this Agreement. References herein to any document including, without limitation, this Agreement shall be deemed a reference to such document as it now exists, and as from time to time hereafter the same may be amended. References herein to a “person” or “persons” shall be deemed to be references to an individual, corporation, limited liability company, partnership, trust, unincorporated association, joint venture, joint-stock company, or any other form of entity. Captions of the sections of this Agreement are for convenience of reference only and are not intended as a summary of such sections and do not affect, limit, modify or construe the contents thereof.

***CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE   SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

SCHEDULE 3.5

***

***CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE   SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

SCHEDULE 6.3

To

Credit Card Program Agreement

Initial Terms Offered to Cardholders

•	APR
–	Standard	23.99%
–	Default	26.99%
•	Finance Charge Calculation
–	Finance Charges on Finance Charge & Fees
–	Minimum Finance Charge of $1.50 per statement
•	Repayment Terms - 3%, or 3.5% in certain default circumstances, of outstanding balance or $15.00, whichever is greater

Late Payment Fee shall be as follows:

New Balance	Late Payment Fee
Under $100	$15
$100-$999.99	$29
$1000 or above	$35
•	Other Fees - $30 on NSF checks

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

SCHEDULE 9.2(m)

***

***CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE   SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

SCHEDULE 6.13

To

Credit Card Agreement

Retailer Marks

“Ethan Allen”

EA Logo

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT A

To

Credit Card Program Agreement

Form of Parent Guarantee

PARENT GUARANTEE

For value received and to induce GE Money Bank (herein called the “Bank”) to enter into that Second Amended and Restated Consumer Credit Card Program Agreement dated as of July __, 2007, as such agreement may be amended, restated, supplemented or replaced from time to time (the “Program Agreement”), with Ethan Allen Global, Inc., a Delaware corporation (“Ethan Allen Global”), and Ethan Allen Retail, Inc., a Delaware corporation (“Ethan Allen Retail, and together with Ethan Allen Global, “Retailer”), each with its principal place of business at Ethan Allen Drive, Danbury, Connecticut 06813-1966, the undersigned (“Guarantor”) hereby absolutely and unconditionally guarantees payment to the Bank when due (whether at scheduled maturity, by declaration or otherwise) of any and all indebtedness, liabilities and obligations now or hereafter owing by Retailer to Bank under or in connection with the Program Agreement, including interest, penalties, and/or damages thereon (collectively herein called the “Guaranteed Debt”). This Guaranty is a guaranty of payment and not merely of collection.

Guarantor owns a majority of the common stock of Ethan Allen Global, which owns the majority of the common stock of Ethan Allen Retail, and Guarantor will derive substantial direct and indirect benefit from its execution and delivery of this Guarantee. In addition, Guarantor is entering into this Guarantee pursuant to its obligation to do so under the Program Agreement and with the understanding that this Guarantee is a material condition to Bank’s continuation of the credit program established by the Program Agreement.

Guarantor hereby waives presentment, demand and protest; notice of acceptance of this Guaranty; notice of the creation of any Guaranteed Debt, of any default and of protest, dishonor, or other action taken in reliance hereon; all demands and notices of any kind in connection with this guaranty of the Guaranteed Debt; and all diligence in collection or protection of or realization upon any of the Guaranteed Debt.

Guarantor hereby consents to all terms and conditions of the Program Agreement and further consents that Bank may without further consent or disclosure and without affecting or releasing the obligations of Guarantor hereunder: (a) alter, accelerate, extend, renew, or change the time, place, manner or terms of payment of, or grant indulgences with respect to, any of the Guaranteed Debt; (b) increase or decrease the rate of interest on any of the Guaranteed Debt; (c) obtain the primary or secondary liability of any party or parties, in addition to Guarantor, with respect to any of the Guaranteed Debt; (d) release or compromise any liability of Guarantor hereunder or any other party or parties primarily or secondarily liable on any of the Guaranteed Debt; (e) release, foreclose on or otherwise enforce Bank’s liens on any collateral securing any of the obligation of Retailer to Bank, whether or not covered hereby; (f) apply to the Guaranteed Debt in such manner as Bank shall determine any sums received by it from Retailer or from any other source to be applied to Retailer’s obligations; or (g) resort to Guarantor for payment of any or all of the Guaranteed Debt, whether or not Bank shall have resorted to any property securing

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

any of the Guaranteed Debt or shall have proceeded against Retailer, any other guarantor or any other party primarily or secondarily liable on any of the Guaranteed Debt; provided, that in the event that Retailer and Bank amend the Program Agreement as of the date hereof without the consent of Guarantor, Guarantor may limit its obligations hereunder by delivery of written notice to such effect to Bank. Such notice will limit Guarantor’s obligations hereunder to (a) Guaranteed Obligations incurred by Retailer, or arising out of acts or omissions of Retailer occurring, on or prior to a date five (5) business days after such notice is received by Bank, (b) any extensions, renewals, or modifications of such Guaranteed Obligations, and (c) any additional fees and expenses incurred by Bank (including, without limitation, attorneys’ fees and costs) in seeking to enforce or collect such Guaranteed Obligations.

Notwithstanding anything to the contrary contained in this Guaranty, Bank’s right to resort to Guarantor for performance of any or all of the Guaranteed Debt shall only arise at such point as Retailer shall have failed to satisfy any Guaranteed Debt in accordance with the Program Agreement and any applicable cure period provided for therein shall have expired without Retailer’s timely cure of any such failure.

This Guaranty shall be a continuing guaranty and shall be binding upon Guarantor regardless of how long before or after the date hereof any Guaranteed Debt was or is incurred.

Guarantor agrees that this Guaranty shall continue to be effective, or shall be reinstated as the case may be, if at any time any payment to Bank of any of the Guaranteed Debt is rescinded or must be restored or returned by Bank upon the insolvency, bankruptcy or reorganization of Retailer, all as though such payment had not been made. Guarantor hereby agrees to defer the exercise of any claims it has or may acquire against Retailer in respect of the Guaranteed Debt, including rights of exoneration, reimbursement and subrogation, until the Guaranteed Debt has been paid in full.

This Guaranty is assignable by Bank and shall inure to the benefit of Bank, its successors and assigns. This Guaranty may not be assigned by Guarantor without the express written consent of Bank, which consent will be given or withheld in Bank’s sole discretion.

Guarantor understands, agrees, and hereby authorizes Bank to periodically request, receive, and to exchange references and data that Bank, in its sole discretion, deems pertinent to Guarantor’s creditworthiness and/or financial condition, including requesting reports from credit reporting agencies.

This Guaranty may not be amended except by written instrument signed by Bank and Guarantor. No delay by Bank in exercising any of its rights or partial or single exercise of its rights shall operate as a waiver of that or any other right. The exercise of one or more of Bank’s rights shall not be a waiver of, nor preclude the exercise of, any rights or remedies available under this Guaranty, in law, or in equity.

All notices, demands and other communications hereunder shall be in writing and shall be sent by facsimile or nationally recognized overnight courier service addressed to the party to whom such notice or other communication is to be given or made at such party’s address as set forth below, or to such other address as such party may designate in writing to the other party

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

from time to time in accordance with the provisions hereof and shall be deemed effective upon actual receipt.

This Guaranty and all rights and obligations hereunder shall be governed by and construed in accordance with the substantive laws of the State of New York. If any provision of this Guaranty is held to be invalid, void or unenforceable, all other provisions shall remain valid and be enforced and construed as if such invalid provision were never a part of this Guaranty. Guarantor agrees to pay all expenses (including reasonable attorneys’ fees and legal expenses) incurred by Bank to collect the Guaranteed Debt and in enforcing this Guaranty.

ETHAN ALLEN INTERIORS, INC.

Date:	By:
Title:

Addresses for Notices:

To Bank:	with a copy to:

GE Money Bank	GE Money Sales Finance
4246 South Riverboat Road,	950 Forrer Boulevard
Suite 200	Kettering, Ohio 45420
Salt Lake City, Utah 84123-2551	Attn: Counsel
Attn: President

To Guarantor:	with a copy to:

Ethan Allen Interiors, Inc.	Ethan Allen Interiors Inc.
Ethan Allen Drive	Ethan Allen Drive
Danbury, CT 06811	Danbury, CT 06811
Attn: Chairman, President and CEO	Attn: General Counsel

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT B

To

Credit Card Program Agreement

Officer’s Certificate Regarding Financial Statements

To:	GE Money Bank

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Private Label Consumer Credit Card Program Agreement dated as of _______________, 2007 between GE Money Bank (together with its successors, assigns and transferees, the “Bank”) and Ethan Allen Global, Inc., a Delaware corporation (“Ethan Allen Global”), and Ethan Allen Retail, Inc., a Delaware corporation (“Ethan Allen Retail”, and together with Ethan Allen Global, “Retailer”) (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined).

The undersigned chief financial officer of Retailer’s parent, Ethan Allen Interiors Inc., hereby certifies as of the date hereof that the attached (unaudited) financial statements of Ethan Allen Interiors Inc. were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the consolidated financial position and the results of operations of Ethan Allen Interiors Inc. for the period ended _____________, 20___.

IN WITNESS WHEREOF, the undersigned has executed this certificate as

of	,	.

ETHAN ALLEN INTERIORS INC.

By:
Name:
Title:

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT C

To

Credit Card Program Agreement

Officer’s Certificate Regarding Ownership of Retailer

To:	GE Money Bank

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Private Label Consumer Credit Card Program Agreement dated as of _______________, 2007 between GE Money Bank (together with its successors, assigns and transferees, the “Bank”) and Ethan Allen Global, Inc., a Delaware corporation (“Ethan Allen Global”), and Ethan Allen Retail, Inc., a Delaware corporation (“Ethan Allen Retail”, and together with Ethan Allen Global, “Retailer”) (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined).

The undersigned chief financial officer of Retailer’s parent, Ethan Allen Interiors Inc., hereby certifies as of the date hereof that the representations and warranties of Ethan Allen Interiors Inc. below the signature page of the Agreement are true and correct.

IN WITNESS WHEREOF, the undersigned has executed this certificate as

of	,	.

ETHAN ALLEN INTERIORS INC.

By:
Name:
Title:

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT D

To

Credit Card Program Agreement

Initial UCC Financing Statement

(Attached)

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

UCC FINANCING STATEMENT AMENDMENT FOLLOW INSTRUCTIONS (front and back) CAREFULLY
A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGEMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
1a. INITIAL FINANCING STATEMENT FILE #				1b.	This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS.
[ ]
2. [ ]	TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.
3. [ ]

CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4.[ ] ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5. AMENDMENT (PARTY INFORMATION): This Amendment affects [ ] Debtor or [ ] Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

[ ]	CHANGE name and/or address: Please refer to the detailed instructions in regards to changing the name/address of a party.	[ ]	DELETE name: Give record name to be deleted in item 6a or 6b.	[ ]	ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7d-7g (if applicable)

6. CURRENT RECORD INFORMATION:

OR	6a. ORGANIZATION’S NAME
	6b. INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

7. CHANGED (NEW) OR ADDED INFORMATION:

OR						7a. ORGANIZATION’S NAME
7b. INDIVIDUAL’S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX

7c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

7d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION	7g. ORGANIZATIONAL ID #, if any
[ ]NONE
8. AMENDMENT (COLLATERAL CHANGE): check only one box. Describe collateral [ ] deleted or [ ] added, or give entire [ ] restated collateral description, or describe collateral [ ] assigned.

9. NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT (name of assignor, if this is an Assignment). If this is an Amendment authorized by a Debtor which adds collateral or adds the authorizing Debtor, or if this is a Termination authorized by a Debtor, check here [ ] and enter name of DEBTOR authorizing this Amendment.

OR	9a. ORGANIZATION’S NAME
	9b. INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

10. OPTIONAL FILER REFERENCE DATA 11. OPTIONAL FILER REFERENCE DATA

FILING OFFICE COPY —UCC FINANCING STATEMENT AMENDMENT (FORM UCC3) (REV. 05/22/02)

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT A

TO

UCC FINANCING STATEMENT

DEBTOR:	Ethan Allen Global, Inc. and Ethan Allen Retail, Inc. (collectively, the “Retailer”)

SECURED PARTY:	GE Money Bank (“Bank”)

Nature of Transactions. Bank has or will establish a private label consumer credit card program with Retailer under which Bank will issue credit cards to qualified customers of Retailer. Purchases under the Program shall constitute extensions of credit directly from Bank to customers of Retailer. Retailer will not at any time have any rights in any of the credit card accounts established under the Program or in any obligations owing at any time thereunder unless Retailer subsequently purchases such accounts or obligations from Bank. The “Property Description” below identifies the property that arises under or in connection with the Program.With the possible exception of Unpaid Returned Goods, all of the property identified in the Property Description (the “Bank Property”) is owned by Bank, and Retailer shall not have any rights in the Bank Property other than any Accounts and/or Indebtedness purchased by Retailer from Bank.

Reasons for Filing. With the possible exception of Bank’s security interest in Unpaid Returned Goods, the Uniform Commercial Code does not apply to the Program or the creation of Accounts thereunder. The filing of this financing statement is intended to give public notice of the true nature of the Program and of Bank’s ownership interest in the Bank Property. This financing statement is also filed as a precaution to ensure that the interests of Bank in the Bank Property are deemed perfected in the unlikely event it is ever determined that, contrary to the intent of the parties, such a filing is required to perfect such interests.

Property Description

All of Retailer’s right, title and interest now existing or hereafter arising in, to or under the following property (in each case, existing at any time, past, present or future):

(i)	all Accounts, Account Documentation and Indebtedness;

(ii)	all deposits, credit balances and reserves on Bank’s books relating to any such Accounts (including the Innovation Fund and Collateral Account);

(iii)	all Unpaid Returned Goods; and

(iv)	all proceeds of any of the foregoing.

CONFIDENTIAL TREATMENT REQUESTED BY ETHAN ALLEN INTERIORS INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Definitions

Capitalized terms in this Exhibit A are defined as set forth below (such definitions being equally applicable to both the singular and plural forms of such terms):

“Account” means the legal relationship established by and between a Cardholder and Bank pursuant to a Cardholder Agreement, together with all Indebtedness owing thereunder from time to time and any current or future guaranties, security or other credit support therefor. For the avoidance of doubt, “Account” shall include all Accounts established under the Original Agreement.

“Account Documentation” means any and all Account information credit applications, Cardholder Agreements, Charge Transaction Data, charge slips, credit slips, payments, credit information and documents or forms of any type and in any media relating to the Program, excluding materials used for advertising or solicitations.

“Agreement” means that certain Second Amended and Restated Private Label Consumer Credit Card Program Agreement, dated July 23, 2007 by and between Retailer and Bank, including all schedules and appendices, as it may be amended from time to time.

“Authorized Dealer” means a Dealer: (i) that is an authorized dealer of Ethan Allen Global, (ii) that has been accepted by Bank to participate in the Program, and (iii) that has executed a Bank Dealer Agreement, except that a Dealer shall cease to be an Authorized Dealer if its Bank Dealer Agreement expires or is terminated or such Dealer’s authority to participate in the Program is otherwise terminated in accordance with the terms of this Agreement.

“Bank Dealer Agreement” means an agreement entered into by and between a Dealer and Bank, as the same may be modified initially and from time to time by agreement between such Dealer and Bank, which sets forth the terms and conditions upon which an Authorized Dealer may participate in the Program.

“Cardholder” means any natural person who has entered into a Cardholder Agreement with Bank or who is or may become obligated under or with respect to an Account.

“Cardholder Agreement” means the open-end revolving credit agreement, in either tangible or electronic form, between Bank and each Cardholder pursuant to which such Cardholder and its authorized user(s), if any, may make purchases from Retailer and/or Authorized Dealers on credit provided by Bank under the Program.

“Charge Transaction Data” means Account and related Cardholder and/or authorized user identification and transaction information transmitted by Retailer to Bank with regard to a charge or a credit to an Account.

“Collateral Account” means a non-interest bearing account on Bank’s books.

“Dealer” means an independent dealer of Ethan Allen Global which sells products or services manufactured, distributed or delivered by Retailer.

“Effective Date” means July 23, 2007.

“Ethan Allen Global” means Ethan Allen Global, Inc., a Delaware corporation.

“Ethan Allen Retail” means Ethan Allen Retail, Inc., a Delaware corporation.

“Indebtedness” means any and all amounts owing from time to time with respect to an Account whether or not billed, including, without limitation, any unpaid balance, finance charges (inclusive of finance charges subject to possible reversals due to unexpired credit-based promotions), late charges, and NSF fees.

“Innovation Council” means the relationship managers for each party and such equal number of other employees of each party as the parties shall mutually determine from time to time.

“Innovation Fund” means an innovation fund established by Bank (by creation of a record maintained by Bank) and administered to fund the costs and expenses of implementing the agreed innovation projects developed by the Innovation Council.

“Original Agreement” means that certain Amended and Restated Consumer Credit Card Program Agreement between Bank, as successor to Monogram Credit Card Bank of Georgia, and Retailer, as successor to Ethan Allen Inc., dated as of February 22, 2000 as amended from time to time.

“Program” means the credit card program established by Bank pursuant to the Original Agreement as continued pursuant to the Agreement, and made available during the Term to qualified consumer customers of Ethan Allen Retail and qualified consumer customers of Authorized Dealers of Ethan Allen Global to permit such customers to finance purchases of goods and services within the Territory from Ethan Allen Retail in accordance with the terms of this Agreement and from Authorized Dealers in accordance with a Bank Dealer Agreement entered into between Authorized Dealer and Bank.

“Term” means an automatic renewal period of one (1) year of the Agreement after the fifth (5th) anniversary of the Effective Date, each such period, a Term.

“Territory” means the fifty states of the United States of America and the District of Columbia.

“Unpaid Returned Goods” means all goods financed on Accounts and returned to Retailer by Cardholders for which Retailer has not repaid Bank.